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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                             DATED OCTOBER 14, 1999

                                 BY AND AMONG

                               A.I.N. CORPORATION

                            A CALIFORNIA CORPORATION,

                                 MICHAEL GORUN,

                                 DANIEL HEENAN,

                             JAMES F. DITTEMORE III,

                                 GENE FEROGLIA,

                                 MICHAEL EGGERS,

                          EGGERS FAMILY PARTNERSHIP,

                         AUTOBYTEL ACQUISITION II CORP.,

                            A CALIFORNIA CORPORATION,

                                       AND

                               AUTOBYTEL.COM INC.

                             A DELAWARE CORPORATION,


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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS....................................................1

ARTICLE II      THE MERGER.....................................................6

  Section 2.1       The Merger.................................................6

  Section 2.2       Closing; Effective Time....................................6

  Section 2.3       Effect of the Merger.......................................6

  Section 2.4       Articles of Incorporation; Bylaws..........................7

  Section 2.5       Directors and Officers.....................................7

  Section 2.6       Effect on Capital Stock....................................7

  Section 2.7       Surrender of Certificates..................................8

  Section 2.8       No Further Ownership Rights in Company Common Stock........9

  Section 2.9       Tax Consequences...........................................9

  Section 2.10      Taking of Necessary Action; Further Action.................9

  Section 2.11      Escrow.....................................................9

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                PRINCIPAL SHAREHOLDERS.........................................9

  Section 3.1       Validity...................................................9

  Section 3.2       Organization of the Company...............................10

  Section 3.3       No Conflicts..............................................10

  Section 3.4       Consents and Approvals....................................11

  Section 3.5       Capitalization of the Company; Title to the Company
                      Common Stock............................................11

  Section 3.6       Options or Other Rights...................................11

  Section 3.7       Corporate Minutes............................ ............11

  Section 3.8       Financial Statements; Business............................12

  Section 3.9       No Undisclosed Liabilities................................12

  Section 3.10      Absence of Changes............................ ...........12

  Section 3.11      Legal Proceedings.........................................15

  Section 3.12      Compliance with Laws......................................15

  Section 3.13      Permits...................................................15

  Section 3.14      Regulatory Compliance.....................................16


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  Section 3.15      Contracts.................................................16

  Section 3.16      Title to Assets...........................................17

  Section 3.17      Properties................................................17

  Section 3.18      Intellectual Property; Year 2000..........................17

  Section 3.19      Investments...............................................19

  Section 3.20      Compensation..............................................19

  Section 3.21      Employee Benefit Plans....................................20

  Section 3.22      Employee Relations........................................21

  Section 3.23      Insurance.................................................21

  Section 3.24      Environmental Matters.....................................22

  Section 3.25      Accounts..................................................22

  Section 3.26      Company Business..........................................22

  Section 3.27      No Brokers................................................23

  Section 3.28      Full Disclosure...........................................23

  Section 3.29      Powers of Attorney........................................23

  Section 3.30      Restrictions on Business Activities.......................23

  Section 3.31      Interested Party Transactions.............................23

  Section 3.32      Investment Representations................................23

  Section 3.33      Reorganization............................................24

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......25

  Section 4.1       Due Organization..........................................25

  Section 4.2       Authorization and Validity................................25

  Section 4.3       Defaults..................................................25

  Section 4.4       No Litigation.............................................25

  Section 4.5       No Consent Required.......................................25

  Section 4.6       Transfer Restrictions.....................................25

  Section 4.7       Full Disclosure...........................................26

  Section 4.8       SEC Reports...............................................26

  Section 4.9       Financial Statements......................................26

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  Section 4.10      No Material Adverse Change................................26

  Section 4.11      Reorganization Representations of Parent and Merger Sub...26

  Section 4.12      Valid Issuance of Shares of Parent Common Stock...........27

  Section 4.13      Securities Trading Policy.................................27

ARTICLE V       COVENANTS.....................................................27

  Section 5.1       Conduct of Business.......................................27

  Section 5.2       Access to Information; Consultation; Confidentiality......28

  Section 5.3       Cooperation and Reasonable Best Efforts...................29

  Section 5.4       Consents and Approvals....................................29

  Section 5.5       Notification of Certain Matters...........................29

  Section 5.6       No Solicitation...........................................30

  Section 5.7       Financial Statements......................................30

  Section 5.8       Insurance Coverage........................................31

  Section 5.9       Inter-Affiliate Accounts; Affiliate Agreements............31

  Section 5.10      Corporate Records.........................................31

  Section 5.11      Employment Agreements.....................................32

  Section 5.12      Noncompetition; Confidential Information..................32

  Section 5.13      Further Assurances........................................33

  Section 5.14      Payment of Professional Fees..............................33

  Section 5.15      Fairness Hearing and Permit...............................33

  Section 5.16      Reorganization............................................34

  Section 5.17      Filings Under HSR Act.....................................34

  Section 5.18      Exercise of Options and Warrants..........................35

ARTICLE VI      CONDITIONS OF THE COMPANY AND THE SELLING SHAREHOLDER
                TO CLOSE......................................................35

  Section 6.1       Representations, Warranties and Covenants.................35

  Section 6.2       Consents..................................................35

  Section 6.3       Certificates..............................................35

  Section 6.4       Opinion of Counsel to the Parent and Merger Sub...........35

  Section 6.5       Tax Opinion...............................................35

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  Section 6.6       Hart-Scott-Rodino.........................................36

  Section 6.7       Employment Agreement......................................36

  Section 6.8       Exemption Exchange of Shares..............................36

  Section 6.9       Escrow Agreement..........................................36

  Section 6.10      Parent Board Resolutions..................................36

ARTICLE VII     CONDITIONS TO CLOSE OF THE PARENT AND MERGER SUB..............36

  Section 7.1       Representations, Warranties and Covenants.................36

  Section 7.2       Consents..................................................36

  Section 7.3       Opinion of Counsel to the Selling Shareholders and the
                      Company.................................................37

  Section 7.4       Hart-Scott-Rodino.........................................37

  Section 7.5       Certificates..............................................37

  Section 7.6       Employment Agreements.....................................37

  Section 7.7       Financial Statements......................................37

  Section 7.8       Due Diligence.............................................37

  Section 7.9       Exemption for Exchange of Shares..........................38

  Section 7.10      Share Certificates........................................38

  Section 7.11      Dissenter's Rights........................................38

  Section 7.12      Escrow Agreement..........................................38

ARTICLE VIII    INDEMNIFICATION...............................................38

  Section 8.1       Survival..................................................38

  Section 8.2       Indemnification...........................................39

  Section 8.3       Tax Indemnification.......................................40

  Section 8.4       Limitation on Indemnification.............................40

ARTICLE IX      TAX MATTERS...................................................41

  Section 9.1       Representations and Warranties............................41

  Section 9.2       Filing of Tax Returns and Payment of the Tax..............43

  Section 9.3       Indemnification by the Selling Shareholders...............43

  Section 9.4       Access to Information.....................................44

  Section 9.5       Books and Records.........................................44

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  Section 9.6       Notice of Audit...........................................44

  Section 9.7       Miscellaneous.............................................44

ARTICLE X       MISCELLANEOUS PROVISIONS......................................45

  Section 10.1      Costs, Expenses and Taxes.................................45

  Section 10.2      Notices...................................................45

  Section 10.3      Press Releases............................................46

  Section 10.4      Termination...............................................46

  Section 10.5      Protection of Confidential Information....................46

  Section 10.6      Entire Agreement..........................................47

  Section 10.7      Severability Clause.......................................47

  Section 10.8      Counterparts..............................................47

  Section 10.9      Governing Law; Consent to Forum; Waiver of Trial by Jury..47

  Section 10.11     Further Agreements........................................48

  Section 10.12     Successors and Assigns; Assignment........................48

  Section 10.13     Amendment; Waivers........................................48

  Section 10.14     General Interpretive Principles...........................48

  Section 10.15     Reproduction of Documents.................................49

  Section 10.16     Advice from Independent Counsel...........................49

  Section 10.17     No Agency; No Joint Venture...............................49

  Section 10.18     Judicial Interpretation...................................50

  Section 10.19     Good Faith................................................50

  Section 10.20     Limited Liability.........................................50


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      Exhibits

      Exhibit A           Agreement of Merger
      Exhibit B           Employment Agreement for Gorun
      Exhibit C           Escrow Agreement

      Schedules

      Schedule 2.6(d)     Payments to Employees
      Schedule 3.2(a)     Qualification to do Business
      Schedule 3.2(b)     Fictitious Names
      Schedule 3.4        Consent and Approvals
      Schedule 3.5        Capitalization
      Schedule 3.8(a)     Financial Statements
      Schedule 3.9        Undisclosed Liabilities
      Schedule 3.10(a)    Adverse Changes
      Schedule 3.10(b)    Ordinary Course of Business
      Schedule 3.11       Legal Proceedings
      Schedule 3.13       Permits
      Schedule 3.15(a)    Material Contracts
      Schedule 3.15(c)    Breach of Contracts
      Schedule 3.17       Property
      Schedule 3.18(a)    Intellectual Property Ownership
      Schedule 3.18(b)    Licenses
      Schedule 3.18(e)    Indemnification for Infringement of Intellectual
                          Property
      Schedule 3.19       Investments
      Schedule 3.20       Compensation
      Schedule 3.21(a)    List of Employee Benefit Plans
      Schedule 3.23       Insurance
      Schedule 3.23(a)    Insurance Cancellation
      Schedule 3.25       Bank Accounts
      Schedule 3.26(b)    Dealers
      Schedule 3.26(c)    Dealer Complaints and Cancellations
      Schedule 3.27       Brokers
      Schedule 3.31       Interested Party Transactions
      Schedule 4.5        Consents Required by Parent and Merger Sub
      Schedule 4.14       Securities Trading Policy


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                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated October 14, 1999, is entered into by and among, A.I.N. Corporation, a California corporation (the "Company"), Michael Gorun, Daniel Heenan, James F. Dittemore III, Gene Feroglia, Michael Eggers, and the Eggers Family Partnership, who are the equityholders of the Company (each, a "Selling Shareholder," and collectively, the "Selling Shareholders"), autobytel.com inc., a Delaware corporation (the "Parent") and Autobytel Acquisition II Corp., a California corporation and wholly-owned subsidiary of Parent (the "Merger Sub").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of the Merger Sub with and into the Company pursuant to the terms of this Agreement (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of the Company ("Company Common Stock") shall be converted into the right to receive shares of voting common stock, $.001 par value, of Parent ("Parent Common Stock") and certain payments and rights as provided for herein.

         C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Company, Parent, Merger Sub and Selling Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         In addition to the capitalized terms otherwise defined in this Agreement, the following words and phrases shall have the meanings specified in this Article and shall apply to the singular and plural forms:


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         Affiliate: With respect to any Person means any other Person that:

         (a) directly, or indirectly, controls, is controlled by or is under common control with, such Person;

         (b) directly, or indirectly, beneficially owns or holds five percent (5%) or more of the voting stock or partnership interests of such Person;

         (c) five percent (5%) or more of the voting stock or partnership interests of which is directly or indirectly beneficially owned or held by such Person; or

         (d) if an individual is a member of the household or family (including siblings, parents, grandparents, children, grandchildren, aunts, uncles and first or second cousins) of, or is currently or was formerly married to or shared a household with, a member of the household or family of, such Person.

         For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Aggregate Employee Bonus Amount. Shall have the meaning set forth in
Section 2.6(d).

         Agreement: This Agreement and Plan of Merger by and among the Company, the Selling Shareholders, the Merger Sub and Parent dated October 14, 1999

         Agreement of Merger: Shall have the meaning set forth in Section 2.2.

         Alternative Transaction: Shall have the meaning set forth in Section
5.6.

         Alternative Transaction Proposal: Shall have the meaning set forth in
Section 5.6.

         Annual Financial Statements: Shall have the meaning set forth in
Section 5.7(a).

         Arthur Andersen: Shall mean Arthur Andersen LLP.

         Audited Financial Statements: Shall have the meaning set forth in
Section 5.7(a).

         Cash Payment: Shall have the meaning set forth in Section 2.6(a).

         California Law: Shall have the meaning set forth in Section 2.1.

         Certificates: Shall have the meaning set forth in Section 2.7(a).

         Closing: Shall have the meaning set forth in Section 2.2.

         Closing Date: Shall have the meaning set forth in Section 2.2 hereof.


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         Code: Shall have the meaning set forth in Recital C hereof.

         Company: A.I.N. Corporation, a California corporation.

         Consents: Shall have the meaning set forth in Section 3.4 hereof.

         Consumer Car Club Matter: Shall mean matters relating to that certain settlement agreement between the Company, Auto Insider Service, Inc., Sheldon L. Goldman, Consumers Car Club, Michael C. London and American Information Services, dated May 8, 1998.

         Contracts: All written contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

         Current Year Financial Statements: Shall have the meaning set forth in
Section 5.7(a).

         Dealer: Shall have the meaning set forth in Section 3.26(b).

         Effective Time: Shall have the meaning set forth in Section 2.2.

         Employment Agreement: Means the employment agreement by and between Michael Gorun and the Company in the form attached as Exhibit B.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         Escrow Account: Shall have the meaning set forth in Section 2.11.

         Escrowed Property: Shall have the meaning set forth in Section 2.11.

         Escrowed Shares: Shall have the meaning set forth in Section 2.11.

         Escrow Termination Date: Shall have the meaning set forth in Section 2.11.

         Financial Statements: Shall collectively mean the Unaudited Financial Statements, the Audited Financial Statements and the Interim Financial Statements.

         GAAP: United States generally accepted accounting principles, consistently applied.

         Governmental Entity: Any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental, quasi-governmental or regulatory authority, body or instrumentality, including without limitation, any securities regulatory authority and any industry or other non-governmental self-regulatory organizations.

         HSR Act: Shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

         Indemnified Party: Shall have the meaning set forth in Section 8.2 hereof.


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         Indemnifying Party: Shall have the meaning set forth in Section 8.2 hereof.

         Indemnity Period: The period of survival of the respective representations and warranties provided for in Section 8.1 hereof.

         Intangible Assets: All write-ups, goodwill, Intellectual Property, unamortized Liabilities, deferred assets and other intangible assets and Properties of any kind whatsoever.

         Intellectual Property: Shall have the meaning set forth in Section 3.18 hereof.

         Interim Financial Statements: Shall have the meaning set forth in
Section 5.7 hereof.

         IRS: The United States Internal Revenue Service.

         Liability: Shall have the meaning set forth in Section 3.9.

         Lien or Encumbrance (or "Liens or Encumbrances" as the context may require): Any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction or other encumbrance.

         Losses: Shall have the meaning set forth in Section 8.2.

         Material Adverse Effect: Shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Person with respect to whom such term is used.

         Merger: Shall have the meaning set forth in Recital A.

         OSHA: Shall have the meaning set forth in Section 3.22 hereof.

         Other Property: Shall have the meaning set forth in Section 2.11.

         Parent Common Stock: Shares of common stock of Parent, par value $.001 per share.

         Parent Representatives: Shall have the meaning set forth in Section 5.2 hereof.

         Permits: All licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Governmental Entities.

         Person: Any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

         Plan: "Any employee benefit plan" (as that term is defined in section 3(3) of ERISA), as well as any other formal or informal plan, arrangement or contract involving direct or indirect compensation, in which any current or former officers,


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employees or independent contractors of the Company has an interest, or to which the Company has any Liability or under which the Company has any present or future obligations or Liability on behalf of its current or former officers, employees or independent contractors or their dependents or beneficiaries, including, but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

         Principal Shareholders: Shall mean Michael Gorun, Daniel Heenan, James
F. Dittemore III and Michael Eggers.

         Properties: Real, personal, Intellectual Property or mixed property, tangible or intangible, of any Person.

         Restricted Period: Shall have the meaning set forth in Section 5.12(a) hereof.

         SEC: Shall mean the Securities and Exchange Commission.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Selling Shareholders: Shall have the meaning set forth in the introductory paragraph to this Agreement.

         Shares: The shares of Common Stock of the Company.

         Stock Payment: Shall have the meaning set forth in Section 2.6(a).

         Surviving Corporation: Shall have the meaning set forth in Section 2.1.

         Taxes: "Taxes" shall mean all taxes, however denominated, including all charges, fees, imposts, levies, or other assessments, including, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes, estimated taxes, together with any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental taxing authority (domestic or foreign) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date; and "Tax" shall mean any one of them. As used in this Agreement, the term "Tax Returns" shall mean any return, report, information return, statement, schedule or other document (including any related or supporting information) filed or required to be filed with any governmental taxing authority in connection with the determination, assessment, collection or administration of any Taxes, and any amendments thereof.

         Transaction Documents: Shall mean this Agreement, the Escrow Agreement, the Employment Agreement dated the Closing Date between Mike Gorun


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and the Company and each other agreement or instrument executed pursuant to any of the same.

         Unaudited Financial Statements: Shall have the meaning set forth in
Section 3.8(a).

         WARN Act: Shall mean the Worker Adjustment Retraining and Notification Act.

                                   ARTICLE II

                                   THE MERGER

         Section 2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Articles VI and VII hereof or at such other time as the parties hereto mutually agree in writing (the "Closing Date"). The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 345 California Street, 29th Floor, San Francisco, California 94104, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the agreement of merger attached hereto as Exhibit A (the "Agreement of Merger") with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time").

         Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.4 Articles of Incorporation; Bylaws.

         At the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation; provided, however, Article I of such Articles of Incorporation shall be amended to read as follows: "The name of the corporation is A.I.N. Corporation."


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         At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         Section 2.5 Directors and Officers. At the Effective Time, the directors of the Surviving Corporation shall be Joshua McCarter, Michael Gorun and Ariel Amir. At the Effective Time, the officers of the Surviving Corporation shall be the officers of the Merger Sub until their respective successors are duly elected or appointed and qualified.

         Section 2.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any of the following securities, the following shall occur with respect to the Company's Common Stock:

         (a) Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled, extinguished and converted automatically into the right to receive (i) in cash, the dollar amount per share equal to the quotient of (x) $3 million less the Aggregate Employee Bonus Amount divided by
(y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Cash Payments"), and (ii) shares of Parent Common Stock equal to the quotient of 1,800,000 shares of Parent Common Stock divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Payments"). The shares of Parent Common Stock to be issued in connection with the Merger will not be registered under the Securities Act and will be subject to the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(a)(10) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) AS PERMITTED UNDER RULES 144 AND 145(d) OF THE SECURITIES ACT, (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

         (b) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.


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         (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

         (d) Company Employee Bonus Amount. Upon the Closing, (i) the Company shall pay to those Company employees listed on Schedule 2.6(d) the amounts set forth opposite their respective names on such Schedule (less applicable federal and California income tax, FICA and other applicable withholdings) and (ii) the Parent shall deposit in the Company's payroll account an amount equal to the aggregate employee bonus amounts set forth on Schedule 2.6(d), ("Aggregate Employee Bonus Amount"). Schedule 2.6(d) may be amended by the Company prior to the Closing Date provided that no employee shall receive a bonus greater than $50,000 and the Aggregate Employee Bonus Amount shall not exceed $450,000.

         (e) Fractional Shares. No fractional shares of Parent Common Stock will be issued. The number of shares of Parent Common Stock awardable to each holder of shares of Company Common Stock (after aggregating all fractional shares of Parent Common Stock awardable to each such holder) shall be rounded down to the nearest whole share of Parent Common Stock, unless such fraction is .5 or above, in which case the number of shares of Parent Common Stock awardable shall be rounded up to the nearest whole share of Parent Common Stock.

         Section 2.7 Surrender of Certificates.

         (a) Surrender of Certificates. At the Closing, the Selling Shareholders shall deliver the certificate(s) representing all issued and outstanding shares of Company Common Stock ("Certificates") for cancellation and conversion in accordance with the terms of this Agreement. Upon surrender of the Certificates for cancellation to Parent, at the Effective Time, Parent shall instruct its transfer agent to issue the shares of Parent Common Stock as provided in Section 2.6(a) above which issuance shall be within five (5) business days of the Effective Time, and the Certificates so surrendered shall be canceled.

         (b) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         Section 2.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

         Section 2.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

         Section 2.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         Section 2.11 Escrow. At the Effective Time, 199,800 shares of Parent Common Stock to be delivered to, and received by, the Selling Shareholders as part of the Stock Payment (the "Escrowed Shares") shall be issued, segregated and deposited with an escrow agent reasonably satisfactory to Company and Parent (the "Escrow Account") to be held and disbursed by such agent in accordance with the form of escrow agreement (the "Escrow Agreement") attached hereto for a period of 18 months after the Closing Date (the "Escrow Termination Date"), for the purpose of securing and funding part of the obligations of the Selling Shareholders under this Agreement. Such shares shall be deducted pro rata from the Shares allocable to each Selling Shareholder.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

         Each of the Principal Shareholders and the Company hereby jointly and severally makes the following representations and warranties to the Parent and Merger Sub, on the date of this Agreement.

         Section 3.1 Validity. The execution, delivery and performance of this Agreement by each Selling Shareholder and the Company and the execution, delivery and performance of each of the Transaction Documents to which the Selling Shareholders or Company is a party have been duly and validly authorized by all necessary action, including without limitation any consent required by the Articles of Incorporation and the by-laws of the Company. This Agreement constitutes the legally valid and binding obligation of each Selling Shareholder and the Company, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity. Each of the Transaction Documents to which each Selling Shareholder or the Company is a party will, when executed, constitute the legally valid and binding obligation of each Selling Shareholder and/or the Company, as applicable, enforceable against the Company and/or each Selling Shareholder, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

         Section 3.2 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite power and authority to own, lease and operate its assets and Properties and to conduct its business as it is currently being conducted. The Company is duly qualified and in good standing as a foreign corporation in all of the jurisdictions listed in Schedule 3.2(a) hereto, and all other jurisdictions in which such qualification or authorization is required by law, except for such jurisdictions in which failure to be so qualified or authorized would not have a Material Adverse Effect. The Company conducts business under no other names except as listed on Schedule 3.2(b) hereto. The Company owns no equity interest in any other Person.

         Section 3.3 No Conflicts. Assuming all Consents set forth in Schedule
3.4 are obtained, made or given (as the case may be), the execution and delivery by each Selling Shareholder and the Company of this Agreement, the performance by each Selling Shareholder and the Company of his or its obligations hereunder, and the consummation of the transactions contemplated hereby (including without limitation the execution, delivery and performance of each of the Transaction Documents to which each Selling Shareholder and/or the Company will be a party) do not and will not:

                  (a) conflict with, result in any material breach or violation of, constitute a material default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of the Company and/or any such Selling Shareholder under, or result in the creation or imposition of any Lien or Encumbrance upon any assets or Properties of the Company or any Selling Shareholder by reason of the terms of, (i) the Articles of Incorporation and the by-laws and any other organizational documents of the Company, (ii) any Contract requiring aggregated payments after the Effective Time by or to the Company of more than $25,000 and to which any Selling Shareholder or the Company is a party or by or to which any of them or their respective assets or Properties (including, without limitation, the capital stock of the Company) may be bound or subject, (iii) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation applicable to the Company or any such Selling Shareholder or (iv) any Permit of the Company; or

                  (b) (i) give rise to any right, including but not limited to, cancellation or termination, with respect to any Contract, (ii) result in any alteration of any provision of any Contract or otherwise alter the applicability of any provision in any Contract by reason of the transactions contemplated hereby, or (iii) to the best of the Company's and Selling Shareholders' knowledge, cause or induce any third party, that provides information which the Company uses in its business, to cease or reduce or otherwise diminish the quality, breadth or timeliness of delivery of such information.

         No party has given notice of termination or cancellation of any Contract or that it intends to terminate or cancel any Contract as a result of the transactions contemplated hereby.

         Section 3.4 Consents and Approvals. Except as set forth in Schedule 3.4 hereto, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Entity or any other Person (collectively, "Consents") is necessary to be obtained, made or given by any Selling Shareholder or the Company in connection with the execution and delivery by each Selling Shareholder or the Company of this Agreement, the performance by each Selling Shareholder or the Company of their respective obligations hereunder, the execution, delivery and performance of each of the Transaction Documents to which each Selling Shareholder or the Company will be a party, or the consummation of the transactions contemplated hereby or thereby.

         Section 3.5 Capitalization of the Company; Title to the Company Common Stock. The Company Common Stock listed on the Schedule 3.5 constitutes all of the authorized, issued and outstanding capital stock of the Company. All of the shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Persons listed on Schedule 3.5 free and clear of any lien or encumbrance, except as provided in the next sentence. Upon delivery of shares of the Company Common Stock against full payment of the Merger Consolidation as herein provided, Parent will acquire good and marketable title to such shares of the Company Common Stock, free and clear of any Liens or Encumbrances other than (a) those created by Parent and (b) the requirements of federal and state securities laws respecting restrictions on the subsequent transfer thereof.

         Section 3.6 Options or Other Rights. Except for this Agreement, (a) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from any Selling Shareholder, the Company or any other Affiliate of any of the foregoing, any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other equity security of the Company (or any interest therein), (b) there is no outstanding security of any kind that has been issued by the Company or any other Affiliate of the Company that is convertible into or exchangeable for the capital stock of the Company (or any interest therein) and (c) there is no outstanding Contract or other agreement of or binding upon each Selling Shareholder, the Company or any other Affiliate of any of the foregoing to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company (or any interest therein). The Company has not issued any securities in violation of any preemptive or similar rights. The Company is not in the process and is under no obligation to issue any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital Stock.

         Section 3.7 Corporate Minutes. The Company has provided the Parent and its counsel copies of the complete minute books of the Company. The minute books of the Company accurately reflect all actions taken at meetings, or by written consent in lieu of meetings, of the shareholders, Board of Directors and all committees of the Board of Directors of the Company, since the formation of the Company. All actions taken by the Company since such date have been duly authorized, and no such actions have been taken in breach or violation of the Articles of Incorporation, the by-laws or other organizational documents of the Company.

         Section 3.8 Financial Statements; Business.

         (a) Attached as Schedule 3.8(a) hereto are true and complete copies of the unaudited (i) balance sheets as of December 31, 1997 and 1998 and the related statements of income, of and for the 12-month periods ended December 31, 1997 and 1998 and (ii) balance sheet and related statements of income, as of and for the 8-month period ended August 31, 1999 (such financial statements are collectively referred to herein as the "Unaudited Financial Statements").

         (b) All of the Audited Financial Statements, as and when delivered by the Company to Parent pursuant to this Agreement, have been prepared in accordance with the books and records of the Company have been audited by Arthur Andersen, and present fairly the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods then ended. All of the Unaudited Financial Statements and Interim Financial Statements, as and when delivered by the Company to Parent pursuant to this Agreement, will have been prepared on a basis consistent with the accounting principles and practices used in the preparation of all of the Unaudited Financial Statements by the Company prior to the audit by Arthur Andersen, have been prepared in accordance with the books and records of the Company and present fairly the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods indicated therein (subject, in each case, to normal recurring year-end audit adjustments and to the absence of footnotes), provided, however, that (i) in 1998, the Company converted from a cash method of accounting to an accrual method of accounting, and (ii) "exclusivity" and "training" fees are recognized in the month the contract was entered.

         Section 3.9 No Undisclosed Liabilities. Except as set forth on Schedule
3.9 hereto, the Company has no direct or indirect debt, obligation, loss, damages, deficiency or other liability of any nature, whether absolute, accrued, contingent or otherwise ("Liability"), other than Liabilities that are fully and adequately reflected (as to nature and amount) and reserved against in all applicable Financial Statements.

         Section 3.10 Absence of Changes.

         (a) Since August 31, 1999, except as set forth in Schedule 3.10(a), there has been no adverse change in the business, operations, assets, Properties, Liabilities, condition (financial or otherwise), results of operations, prospects or Permits of the Company.

         (b) Except as set forth in Schedule 3.10(b) hereto, since August 31, 1999, the Company has operated its business only in the ordinary course of business consistent with past practice, and the Company has not directly or indirectly:

                  (i) amended its Articles of Incorporation, and by-laws or other organizational documents or changed the nature of the Company's business, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any capital stock or changed or agreed to change in any manner the rights of its capital stock or the character of its business;

                  (ii) issued or sold any stock, options, warrants, calls or other rights of any kind to purchase or otherwise receive, or any securities or instruments convertible into or exchangeable for, or entered into any Contract or commitment to issue or sell, any capital stock or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind of the Company;

                  (iii) declared, paid or set aside any sum for any distributions of any kind (whether in cash, property, any combination thereof or otherwise) to its shareholders (other than compensation described in Schedule 3.20), or made any direct or indirect redemption, retirement, purchase or other acquisition of any common stock or other equity interests or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind of the Company;

                  (iv) incurred any indebtedness or entered into any commitment to borrow money or any contingent obligation; or incurred or assumed any Liability or series of related Liabilities in excess of $25,000;

                  (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                  (vi) made any change in any business policies or management practices relating to the Company, including, without limitation, commission or fee structures and property management or maintenance activities; or made any change in its billing or investment policies and practices or any change in any other activity which (A) has had the effect of accelerating the recording and billing of fees or accounts receivable or delaying the payment of expenses or the establishment of reserves in connection with the business or any accounts of the Company or (B) has had the effect of altering, modifying or changing in any manner the historical financial or accounting practices or policies of the Company, including accruals of and reserves for tax liabilities;

                  (vii) suffered any damage, destruction, casualty or loss, whether or not covered by insurance, affecting any of its Property, the total amount of which was or could reasonably be expected to be greater than $25,000;

                  (viii) allowed the creation of any Lien or Encumbrance on any tangible or intangible asset or Property, or any sale, transfer, assignment, lease or abandonment of any interest in any tangible or intangible asset or Property, other than sales, transfers, assignments and leases in the ordinary course of business consistent with past practice;

                  (ix) entered into any Contract, commitment or transaction (including, without limitation, any capital expenditure, capital contribution, capital financing, or purchase, lease, acquisition, sale or disposition of assets or Properties) which requires or could require payments in excess of $25,000 with respect to any individual Contract, commitment or transaction or series of related Contracts, commitments and transactions;

                  (x) terminated, failed to renew, received any written notice (that was not subsequently withdrawn) to terminate or fail to renew, amended, altered, modified, suffered the occurrence of any default under, failed to perform any obligations, or waived or released any rights, under any Contract except in the ordinary course of business consistent with past practice relating to any Contract not involving payments in excess of $25,000;

                  (xi) forgiven or permitted any cancellation of any claim, debt or account receivable, other than cancellations in the ordinary course of business consistent with past practice of any claim, debt or account receivable in an amount below $10,000;

                  (xii) made any payment, discharge or satisfaction of any Liability in excess of $10,000 before the same became due in accordance with its terms, other than in the ordinary course of business consistent with past practice and as reflected or reserved against in the Financial Statements;

                  (xiii) accelerated the collection, or sale to any other Person, of any of its receivables, or delayed the payment of any of its payables, other than accelerations or delays in the ordinary course of business consistent with past practice involving amounts below $10,000;

                  (xiv) made any revaluation of any assets or properties, or write-down or write-off of the value of any assets or properties (including, without limitation, any receivables), in an amount in excess of $10,000;

                  (xv) made any loan or advance to any Affiliate or other Person which has not been fully reflected in the Financial Statements;

                  (xvi) made any acquisition of all or any substantial part of the assets, Properties, securities or business of any other Person;

                  (xvii) except in the ordinary course of business consistent with past practice, hired any new employees, consultants, agents or other representatives or entered into any employment or consulting agreements (other than those terminable without severance, without penalty and without cause on not more than thirty (30) days' notice), or terminated, or made any change in the employment terms or conditions of, any officers, directors, employees, consultants, agents or other representatives;

                  (xviii) except in the ordinary course of business consistent with past practice, increased or agreed to increase any salary, wages, bonus, severance, compensation, pension or other benefits payable or to become payable, or granted any severance or termination payments or benefits, to any of its current or former officers, directors, employees, consultants, agents or other representatives, or amended any Plan in any respect;

                  (xix) entered into any collective bargaining agreement or any other Contract with any labor union or association representing any employee, or been subjected to any strike, picket, work stoppage, work slowdown, labor dispute or other labor trouble;

                  (xx) adopted a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization; or

                  (xxi) entered into any Contract, commitment or transaction to do any of the foregoing.

         Section 3.11 Legal Proceedings. Except as set forth in Schedule 3.11 hereto, there is no action, suit, claim or proceeding or investigation pending or, to the knowledge of each Selling Shareholder or the Company, threatened against or affecting each Selling Shareholder or the Company by or before any court, other Governmental Entity or arbitrator which, individually or in the aggregate, could cost the Company in excess of $50,000. Except as set forth in
Schedule 3.11 hereto, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against or affecting each Selling Shareholder, the Company or their Affiliates.

         Section 3.12 Compliance with Laws. The Company is in compliance with
(i) the terms of its Articles of Incorporation and the by-laws or other organizational documents, (ii) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, (iii) all orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator and (iv) its Permits except in the case of clauses (ii) and (iii) where the failure to comply would not, individually or in the aggregate, prohibit or otherwise adversely affect the consummation of the transactions contemplated hereby or result in expenses to the Company in excess of $10,000. None of the Selling Shareholders or the Company has received notice of any violation by the Company of, or default by the Company under, its Articles of Incorporation, the by-laws or other organizational documents, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator, except for such violations or defaults which would not, individually or in the aggregate, prohibit or otherwise adversely affect the consummation of the transactions contemplated hereby, or cost the Company in excess of $10,000 to remedy.

         Section 3.13 Permits. Since its formation, each of the Company and/or its personnel have possessed and currently possess all Permits necessary for the ownership of the assets and Properties of the Company and the conduct of its business as presently conducted. Schedule 3.13 hereto sets forth a true and complete list of all such Permits of the Company and/or its personnel, including all licenses and other Permits necessary to conduct its business. Schedule 3.13 hereto also sets forth a true and complete list of all pending applications for Permits submitted by the Company or any of its personnel, and the jurisdictions in which such applications have been submitted. The Company has heretofore delivered to the Parent true and complete copies of all such Permits as currently in effect. All such Permits are valid and in full force and effect, without any restriction or impairment. There is no action, proceeding, inquiry or investigation pending or, to the knowledge of each Selling Shareholder or the Company, threatened for the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such Permit, and no Selling Shareholder nor the Company has knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) is reasonably likely to result in the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such Permit (or, with respect to any pending application for a Permit, the refusal of any Governmental Entity to issue any such Permit). The consummation of the transactions contemplated hereby will not result in the suspension, modification, cancellation, revocation or nonrenewal of any such Permit. The Company is not and has not engaged in any business in any jurisdiction in which it is not, and was not then, duly authorized or qualified to transact such business, except where such activity would not have a Material Adverse Effect. Except for compliance with periodic renewal procedures, no approvals or authorizations are required to permit the Company to continue conducting its business as presently conducted following the Closing; none of the Selling Shareholders or the Company has been advised by any Person that any Permit will not in the ordinary course be renewed upon its expiration or that the transactions contemplated hereby will make it more difficult to renew or obtain any Permit.

         Section 3.14 Regulatory Compliance. The Company has filed all reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all respects when filed, and no deficiencies have been asserted by any Governmental Entity with respect thereto. There is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the knowledge of each Selling Shareholder or the Company, threatened by any such Governmental Entity relating to the Company.

         Section 3.15 Contracts.

         (a) Schedule 3.15(a) hereto contains a true and complete list of all Contracts to which the Company is a party or by or to which the Company or the assets or Properties of the Company are or may be bound or subject, as each such Contract may have been amended, modified or supplemented; except standard Dealer contracts, employee agreements and those Contracts entered into in the ordinary course of business that involve consideration, payments (including contingent payments and liquidated damages) or receipts of less than $50,000 individually and not more than $300,000 in the aggregate.

         (b) The Company has heretofore delivered to the Parent true and complete copies of all Contracts listed on Schedule 3.15(a) ("Material Contracts"). Each Material Contract is valid and binding in accordance with its terms, and is in full force and effect and enforceable against the other party or parties thereto. The Company is not in default with respect to any Contract, nor does any condition exist, to the Company's knowledge, that with notice or lapse of time or both would constitute a default thereunder. To the knowledge of each Selling Shareholder and the Company, no other party to any Material Contract is in default with respect to any such Contract, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         (c) Except as set forth in Schedule 3.15(c) hereto, there exists no breach by the Company of a Contract which gives rise to a remedy against the Company under such Contract.

         Section 3.16 Title to Assets. Except as disclosed in the Financial Statements, the Company owns outright and has good and marketable fee or leasehold title to all of its assets and Properties (including, without limitation, those reflected in the most recent applicable Financial Statements), in each case free and clear of any Lien or

Encumbrance except for (i) assets and Properties not necessary for the Company's business which have been disposed of in the ordinary course of business since December 31, 1998, (ii) lease obligations under Contracts set forth on Schedule 3.15(a) hereto entered into in the ordinary course of business, and (iii) Liens or Encumbrances which in the aggregate are not substantial in amount and which do not detract from the value of the assets or Properties subject thereto (as carried on the most recent applicable Financial Statements) or interfere with the present use of such assets or Properties.

         Section 3.17 Properties. (a) Schedule 3.17 hereto contains a true and complete list (designating the relevant owners, lessors and lessees) of (i) all real Property owned, leased or subleased by the Company and (ii) all vehicles, equipment, furniture, fixtures and other personal Property owned, leased, subleased or managed by any such Person which, in the case of clause (ii) only, had an original cost in excess of $25,000.

         (b) With respect to real Property leased by the Company or otherwise made available to the Company for use, the Company, as appropriate, has the right to quiet enjoyment of such real Property for the full term of each such lease or similar agreement (and any renewal option related thereto), and the leasehold or other interest of the Company in such real Property is not subject or subordinate to any Lien (or if subordinate, a non-disturbance agreement has been obtained by the Company from the holder of the Lien). To the Company's knowledge, the Company is in compliance with all terms of each such lease or similar agreement and the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any lease or similar agreement.

         (c) To the Company's and the Selling Shareholders' knowledge, neither the whole nor any part of any real Property leased, used or occupied by the Company is subject to any pending suit for condemnation or other taking by any public authority, and, to the Company's knowledge, no such condemnation or other taking is currently threatened or contemplated. Except as set forth in Schedule 3.17(c), to the Company's knowledge, the Properties leased or subleased by the Company are sufficient to conduct the operations of the Company as currently conducted, and the foregoing personal Properties are in sound operating condition and repair, normal wear and tear excepted. There has not been any interruption of the operations of the Company due to inadequate maintenance of any such Properties.

         Section 3.18 Intellectual Property; Year 2000.

         (a) The Company owns, or is licensed or otherwise entitled to exercise all rights under or with respect to, all material patents, trademarks, trade names, service marks, copyrights, any applications for any of the foregoing, formulae, processes, designs, schematics, compositions, ideas, technology, know-how and tangible or intangible proprietary information, trade secrets or material employed in or otherwise necessary for the operation of the business of the Company as currently conducted (the "Intellectual Property"). Schedule 3.18(a) lists all patents, registered and unregistered copyrights, registered and unregistered trademarks, trade names, service marks, and any applications for any of the foregoing Intellectual Property and specifies the jurisdictions in which each such issuance and registration has been filed, including the respective registration or application numbers.

         (b) Schedule 3.18(b) lists all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property and includes the identity of all parties thereto. The Company has not and is not, nor as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder will be, in violation of any material license, sublicense or other agreement applicable to it. For purposes of Schedule 3.18(b), material licenses, sublicenses and other agreements shall not include such licenses and sublicenses attributable to standard, noncustomized or "shrinkwrap" software, software for personal computer operating systems provided when the computer was purchased, and licenses to use software for personal computers that are granted to retail purchasers of such software.

         (c) Except for the licenses and agreements set forth in Schedule 3.18(b), the Company (i) is the sole and exclusive owner of all copyrights (whether registered or not) covering all works of authorship which are copied, in whole or in part, and with or without modification in the Company's current products, all applications for registration of such copyrights, and all trademarks, service marks and similar rights (whether registered or not) used in connection with such products; (ii) has not disclosed any of its confidential know-how, trade secrets or similar rights subsisting based on their confidentiality which the Company uses or proposes to use to make or sell its products, other than to employees, consultants or distributors of the Company who have entered written agreements not to disclose such rights of the Company, except where such disclosure has not and will not have a Material Adverse Effect; and (iii) is not contractually obligated to pay any compensation to any third party with respect to any Intellectual Property, whether for the use, license, conveyance thereof, for any service which resulted in the creation thereof, or otherwise.

         (d) No claims with respect to the Intellectual Property have been asserted or, to the knowledge of the Company and each Selling Shareholder, are or are likely to be threatened by any Person, nor does the Company or any Selling Shareholder know of any grounds for any claims now or in the future (i) to the effect that any product of the Company or any business of the Company as previously or currently conducted infringes on or misappropriates any intellectual property rights in which a third party has any rights, or (ii) challenging the ownership, validity or effectiveness of any of the Intellectual Property. No Intellectual Property is subject to any Lien or Encumbrance. All Intellectual Property is valid and subsisting and there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee. Except pursuant to the terms of a license agreement set forth in Schedule 3.18(b), no Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by the Company.

         (e) Except as set forth in Schedule 3.18(e), the Company has not entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property. No employee of the Company is in violation of any term of any employment contract (whether written or verbal), nondisclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or, to the knowledge of the Company and the Selling Shareholders, any other party (including prior employers) because of the nature of the business conducted by the Company.

         (f) All of the Intellectual Property owned by the Company immediately prior to the Closing will be owned by the Company immediately subsequent to the

Closing hereunder, and all of the Intellectual Property used by the Company immediately prior to the Closing hereunder will be available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder.

         (g) The Intellectual Property engineered, designed or developed by or for the Company are "Year 2000 Compliant." To the Company's and the Selling Shareholders' knowledge all other Intellectual Property owned, used or interfaced by or with the Company are Year 2000 Compliant. Year 2000 Compliant shall mean software programs that accurately process, calculate, compare, sequence, transmit and receive date/time data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations and will not create any logical or mathematical inconsistency or malfunction or cease to function when processing date/time data. The Company has reviewed the functionality of software programs for year 2000 compliance according to reasonable industry standards.

         Section 3.19 Investments. Schedule 3.19 hereto contains a true and complete list of all securities and other investments (including, without limitation, short-term investments) owned by the Company as of the end of the most recent calendar month, including the date of purchase, book value, market value and carrying value thereof on the books and records of account of the Company as of such date. Except as set forth in Schedule 3.19 hereto, none of the securities and other investments owned by the Company is in default in the payment of principal or interest or dividends.

         Section 3.20 Compensation. Schedule 3.20 hereto sets forth (i) the name and total compensation (payable by the Company) of each director, officer and employee of the Company other than employees whose total compensation did not exceed $25,000 in 1998 and is not expected to exceed such amount in 1999, (ii) all bonuses and other incentive compensation received by such Persons since January 1, 1999, and any accrual for such bonuses and incentive compensation, and (iii) all Contracts or commitments by the Company or its Affiliates to increase the compensation or to modify the conditions or terms of employment of its directors or officers or employees whose total compensation exceeds (or, after giving effect thereto, will exceed) $25,000 per annum. Except as set forth in Schedule 3.20 hereto, none of the Selling Shareholders, directors or officers of the Company, nor any relative or Affiliate of any such Persons, is directly or indirectly a party to any Contract or arrangement with the Company providing for the furnishing of services by, the purchase, acquisition, lease or rental of property from, or otherwise requiring payments to each Selling Shareholder, director, officer or relative or Affiliate (other than for service in such capacity as a director or officer).

         Section 3.21 Employee Benefit Plans.

         (a) Schedule 3.21(a) hereto contains a true and complete list of all Plans. To the extent required by applicable law or regulation, each Plan has at all times been operated and administered in compliance with the applicable requirements of ERISA, the Code and all other applicable laws, and the terms of such Plan. Each Plan that is intended to be tax-qualified under Section 401(a) of the Code is tax-qualified under that section, and to the knowledge of the Company and each Selling Shareholder, no facts exist that would give the IRS reasonable grounds for questioning or disallowing its past or future tax-qualified status.

         (b) No actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any Person have been filed or are pending with respect to the Plans, the Company in connection with any Plan or the fiduciaries responsible for such Plans and, to the knowledge of each Selling Shareholder and the Company, no set of facts or conditions exist which could be expected to subject the Company to any Liability (other than routine claims for benefits). With respect to each Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA.

         (c) No Plan is or has been subject to the requirements of Section 412 of the Code or Title IV of ERISA, and no Liability under Title IV of ERISA has been or is expected to be incurred by the Company, whether in respect of the Plans or any other plan currently or formerly maintained by the Company or any entity that is treated as a single employer with the Company under Section 414 of the Code. There are no Plans that are either "multiemployer plans" as defined in Section 3(37) of ERISA or "multiple employer plans" subject to the requirements of Section 413(c) of the Code. There are no Plans that promise or provide health or life benefits to retirees or former employees of the Company other than as required by Section 4980B of the Code or Section 601 of ERISA.

         (d) All contributions made or deemed to have been made to each Plan that is a deferred compensation plan are presently, and have been during the years to which they relate, fully deductible pursuant to Section 404 of the Code. All contributions to and payments with respect to or under the Plans that are required to be made with respect to periods ending on or before the Closing Date have been made or accrued before the Closing Date in accordance with the appropriate plan documents, insurance contracts or financial statement.

         (e) With respect to each Plan, the Company has delivered to Parent true and complete copies of the following documents: (1) current plan documents, subsequent plan amendments, or any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment; (2) current summary plan descriptions and summaries of modifications, if any; (3) the most recent tax qualified determination letters, if any, received from or applications pending with the IRS; (4) the three most recent Form 5500 Annual Reports, if any, including related schedules and audited financial statements and opinions of independent certified public accountants;
(5) with respect to each Section 401(k) Plan, nondiscrimination testing results and the most recent annual and quarterly or monthly valuations; (6) with respect to each Plan that is a pension plan, a copy of the most recent actuarial valuation report or other statement of plan assets and liabilities.

         (f) The consummation of the transactions contemplated by this Agreement will not directly or indirectly (including together with a termination of employment) entitle any current or former employee of the Company to severance or termination pay or any similar payments nor accelerate the timing of any payment or the vesting of any rights or increase the amount of any compensation due any such employee. As a direct or indirect result of the consummation of the transactions contemplated hereby, neither the Company nor the Parent will be obligated to make a payment to an individual that would not be deductible as a result of the application of Section 280G of the Code. Notwithstanding the foregoing, the Parent's payment obligations as set forth in Section 2.6 hereto shall be absolute and unconditional, regardless of the application of Section 280G of the Code.

         Section 3.22 Employee Relations. There are no collective bargaining or other labor union contracts to which the Company is a party or which is applicable to any Person employed by the Company. There is no pending or, to the knowledge of each Selling Shareholder and the Company, threatened union organizational effort, labor dispute, strike or work stoppage against the Company. To each Selling Shareholder's or the Company's knowledge, neither the Company, nor its respective representatives or employees has committed any unfair labor practices in connection with the operation of the Company's business, and there is no pending or threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state agency. The Company is in compliance with all applicable laws respecting employment, employment practices, equal employment opportunity, labor relations, wages, hours, safety, health and terms and conditions of employment, including the Occupational Health and Safety Act ("OSHA"). The Company has not within the past 12 months, experienced a "plant closing" or "mass layoff" within the meaning of the WARN Act.

         Section 3.23 Insurance. Schedule 3.23 hereto contains a true and complete list of all insurance policies (including the insurers, types of coverage, expiration dates, annual premiums, coverage limits, deductibles or self-insured or net retentions and other terms thereof, and the aggregate amounts paid thereunder and any pending or outstanding claims thereunder in excess of $10,000) that insure the business, operations, officers, directors, employees, assets, Properties or affairs of the Company, or are maintained for the benefit of the Company, as an insured. All such insurance policies and Contracts are valid and binding in accordance with their terms and will remain in full force and effect at all times until the Closing. The Company nor, to the knowledge of each Selling Shareholder and the Company, any other party to any such insurance policy or Contract is in default with respect thereto, nor does any condition exist that with notice or lapse of time or both would constitute such a default by any party thereunder. Except as set forth on Schedule 3.23(a) hereto, no such insurance policy or Contract contains any provision providing that any other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement, or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of cancellation or non-renewal of any such insurance policy or Contract or that it intends to cancel or fail to renew any such insurance policy or Contract as a result of the transactions contemplated hereby. To each Selling Shareholder's and the Company's knowledge, neither the Company, nor its Affiliates has failed to give any notice or present any claim under any such insurance policy or Contract in due or timely fashion or as required thereby in a manner which may jeopardize full recovery thereunder. All such insurance policies and Contracts provide coverage in amounts and upon terms that the Company believes are reasonable and adequate for the Company prior to and on the Closing. The Company has never been denied coverage under any claim made nor has any insurance company refused to provide insurance coverage to the Company.

         Section 3.24 Environmental Matters. There has not been any release, spill, emission, leaking, deposit, disposal, discharge, dispersal or leaching into the environment of any hazardous material at, in, on, under or from any real property leased, used or managed by the Company or in connection with its business, that could, to each Selling Shareholder's or the Company's knowledge, individually or in the aggregate, have an adverse effect. No hazardous materials are being stored or being used by the Company, or to the Company and Selling Shareholder's knowledge otherwise are present at, in, on or under any real property leased, used or managed by the Company or in connection with its business where such activity is not in compliance with any environmental law.

The Company is in compliance, in all respects, with all environmental laws applicable to it. Neither the Selling Shareholders, nor the Company, or any of their Affiliates has received notice of any violation by or non-compliance with any of the same of, or default by any of the same under, any environmental law, and neither the Selling Shareholders nor the Company has knowledge of any existing facts or circumstances that are likely to result in any such violation, non-compliance or default. There is no action or proceeding pending or, to the knowledge each Selling Shareholder or the Company, threatened against the Company, or any of its Affiliates that alleges or would allege any violation of or non-compliance with any environmental law.

         Section 3.25 Accounts. Schedule 3.25 hereto contains a true and complete list of (i) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account, deposit, lock box or safety deposit box for its own benefit or maintains a banking, custodial, trading or other similar relationship for its own benefit, (ii) each such account, deposit, box or relationship and (iii) the name of every Person authorized to draw thereon or having access thereto.

         Section 3.26 Company Business.

         (a) The Company conducts no business other than (i) being an Internet-based aggregator of new and used automobile information and a provider of marketing and referral services to automobile dealers, (ii) licensing of software products to banks, credit unions, other financial institutions and automobile dealers relating to financing of, and information concerning, automobiles, (iii) licensing aggregated vehicle data to Persons such as internet portals, and (iv) selling e-mail addresses to Persons and all such business is, and has been since the formation of the Company, conducted directly by the Company and not through any Affiliates.

         (b) Schedule 3.26(b) hereto sets forth (i) the name of each automobile dealer with whom the Company has a Contract or other arrangement (each a "Dealer" or collectively "Dealers") and (ii) the revenue accrued for the months of August and September of 1999.

         (c) Except as set forth in Schedule 3.26(c) hereto, none of the Selling Shareholders has reason to believe that any of the 150 Dealers who generated the most accrued revenue for the Company for the months of August and September of 1999, or any group of Dealers owned by common control, intends to cancel or otherwise terminate or to decrease its relationship with the Company, either as a result of the transactions contemplated hereby or otherwise.

         Section 3.27 No Brokers. Except as set forth in Schedule 3.27 and
Section 5.14, no broker, finder or investment banker has been retained or engaged on behalf of such Selling Shareholder, the Company, or their Affiliates, or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement.

         Section 3.28 Full Disclosure. All documents and papers delivered by or on behalf of any Selling Shareholder, the Company, or their Affiliates in connection with this Agreement and the transactions contemplated hereby were prepared and delivered in good faith by such Person and are complete and authentic in all respects. Each Selling Shareholder, the Company and their Affiliates have complied in good faith with all requests of the Parent and its representatives for documents, papers and information relating to the Company in connection with the transactions contemplated hereby, and have not knowingly withheld any document, paper or other information requested by the Parent or any of its representatives in connection herewith. No representation or warranty by any Selling Shareholder or the Company contained in this Agreement (including the exhibits and schedules hereto and thereto) contains any untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not false or misleading.

         Section 3.29 Powers of Attorney. There are no outstanding powers of attorney granted by the Company to any Person.

         Section 3.30 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which either the Company, or any Selling Shareholder is a party or otherwise binding upon the Company, or any Selling Shareholder which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, the Surviving Corporation, or Parent, any acquisition of property (tangible or intangible) by the Company, the Surviving Corporation, or Parent or the conduct of business by the Company, the Surviving Corporation, or Parent. Except for exclusive territory agreements with certain Dealers, neither the Company nor the Selling Shareholders has entered into any agreement restricting their ability to sell, license or otherwise distribute any automotive related products or information to any class of customers in any geographical area.

         Section 3.31 Interested Party Transactions. Except as set forth on
Schedule 3.31, no officer, director or shareholder of the Company (nor any relative or Affiliate of such persons), has or has had, directly or indirectly,
(i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract.

         Section 3.32 Investment Representations. Each Selling Shareholder is acquiring the Parent Common Stock and other rights in the Merger for his own account, not as a nominee or agent, for investment and not with a view to the distribution or resale thereof in any transaction not exempt from registration under the Securities Act and state securities laws. Each Selling Shareholder understands that the Parent Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom and may not be transferred or resold except pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. Each Selling Shareholder has been furnished with such materials and has been given access to such information relating to Parent as requested and has been afforded the opportunity to ask questions regarding Parent as each Selling Shareholder has found necessary to make an informed investment decision. Each Selling Shareholder has the knowledge and experience in financial and business matters and investments in general that Shareholder is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         Section 3.33 Reorganization. The Company and Selling Shareholders represent that (a) in the aggregate, an amount of shares of the Company Common Stock representing control of the Company, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of the Parent in the Merger, (b) the fair market value of the Company Common Stock surrendered in the exchange will be approximately equal to the fair market value of the Parent Common Stock and other consideration received by the Selling Shareholders, (c) at the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of the Company, as defined in
Section 368(c)(1) of the Code, (d) on the date of the Merger, the Fair Market Value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets of the Company are subject, and (e) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby make the following representations and warranties to the Company and the Selling Shareholders:

         Section 4.1 Due Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions as contemplated herein. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions as contemplated herein.

         Section 4.2 Authorization and Validity. The execution, delivery and performance of this Agreement by Parent and by Merger Sub have been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legally valid and binding obligation of Parent and of Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

         Section 4.3 Defaults. The execution and delivery of this Agreement by Parent and by Merger Sub and the performance of their respective obligations hereunder are not in violation or breach of, and do not conflict with or constitute a default under, any law, rule or regulation of any governmental authority or court or, as applicable, any of the terms or provisions of Parent's Articles of Incorporation or by-laws or any agreement, license or other instrument, to which Parent is a party, or any of the terms or provisions of Merger Sub's Articles of Incorporation or by-laws or any agreement, license, or other instrument, to which Merger Sub is a party.

         Section 4.4 No Litigation. There are no actions, suits or proceedings pending against Parent or against Merger Sub, for which service of process has been made on Parent or on Merger Sub, in any court or by or before any other governmental agency or instrumentality that would, taken in the aggregate, materially and adversely affect the ability of Parent or Merger Sub to carry out the terms of this Agreement.

         Section 4.5 No Consent Required. Except for the filings referred to on
Schedule 4.5 hereto, no consent, approval, authorization or order of any court or governmental agency is required for the execution and delivery of this Agreement by Parent and Merger Sub or for the performance by Parent and Merger Sub of their respective obligations hereunder or, if required, such consent, approval, authorization or order will have been obtained on or prior to the Closing Date.

         Section 4.6 Transfer Restrictions. Parent is acquiring the Common Stock for its own account and not with a view to the distribution or resale thereof in any transaction not exempt from the registration requirements of the Securities Act and applicable state securities laws. Parent acknowledges that the Common Stock is subject to transfer restrictions imposed by the Securities Act and state securities law. Parent recognizes that it will not be able to transfer the Common Stock unless any such security is registered under the Securities Act or resold pursuant to an exemption under applicable securities laws.

         Section 4.7 Full Disclosure. No representation or warranty by Parent or by Merger Sub contained in this Agreement (including the exhibits and schedules hereto and thereto) contains any untrue statement of fact or omits to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not false or misleading. In addition, Parent has made all necessary filings with the SEC and there are no material mistakes or omissions in such filings.

         Section 4.8 SEC Reports. The Parent has previously filed with the SEC complete and accurate copies, as amended or supplemented, of (i) Registration Statement on Form S-1 filed January 15, 1999 and all amendments thereto; (ii) Form 10-Q for the quarter ended March 31, 1999; (iii) Form 10-Q for the quarter ended June 30, 1999; (iv) Form 8-K dated April 30, 1999, (v) Form 8-K dated July 30, 1999 and (vi) Form 8-K dated October 4, 1999 (such reports and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent Reports comply in all material respects with the rules and regulations promulgated by the SEC.

         Section 4.9 Financial Statements. The financial statements of the Parent included in the quarterly or other reports filed as of the date of this Agreement by the Parent with the SEC (the "Parent Financial Statements"), have been prepared in accordance with GAAP consistently applied and fairly present the financial position of the Parent at the dates specified in such financial statements and the results of operations and changes in financial position for the periods then ended.

         Section 4.10 No Material Adverse Change. Except for filings with the SEC, since the Parent's filing on Form 10-Q for the quarter ended June 30, 1999, there has not been any material adverse change in the business of the Parent except as disclosed in any filing by the Company with the SEC.

         Section 4.11 Reorganization Representations of Parent and Merger Sub. The Parent does not own, directly or indirectly, and has not owned directly or indirectly during the past five years, any shares of Company Common Stock. Based on the representation of the Company and Selling Shareholders in Section 3.33(b) hereof, the fair market value of the Parent Common Stock and other consideration received by the Selling Shareholders will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange. The Parent has no plan or intention to reacquire any of the Parent Common Stock issued in the Merger. The Parent has no plan or intention to cause the Company to issue shares of Company stock that would result in the Parent losing control of the Company, as defined in Section 368(c)(1) of the Code. Merger Sub will have no material liabilities assumed by the Company and will not transfer to the Company any assets subject to material liabilities. Immediately following the Merger, the Company will hold at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of the foregoing sentence, amounts used by the Company or Merger Sub to pay expenses of the Merger, and all redemptions or distributions by the Parent (except for regular, normal year-end bonuses) will be included as assets of the Company or Merger Sub, respectively immediately prior to the Merger. The Parent has no present plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or otherwise dispose of the stock of the Company, in each case except the transfer of stock to corporations controlled by the Parent, or to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course.

         Section 4.12 Valid Issuance of Shares of Parent Common Stock. The shares of the Parent Common Stock, when issued, sold or delivered to Selling Shareholder in accordance with the terms hereof for the consideration described herein, and assuming the representations and warranties in Section 3.32 by the Selling Shareholders are true, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and California securities laws.

         Section 4.13 Securities Trading Policy. Attached as Schedule 4.14 is an accurate, complete and correct copy of Parent's securities trading policy.

                                    ARTICLE V

                                    COVENANTS

         Each of the parties, jointly and severally, covenants and agrees to take all action necessary to comply with each of the following covenants and agreements from the date hereof until the Effective Time.

         Section 5.1 Conduct of Business.

         (a) The Company will, and each Selling Shareholder will cause the Company to, (i) conduct its operations in the ordinary course of business consistent with past practice and use its best efforts to preserve intact its business organization, goodwill and Permits, to keep available the services of its officers and employees and to maintain existing relationships with Dealers, agents and others having business dealings with the Company, (ii) maintain insurance coverages and its books, records and accounts in the usual manner consistent with prior practice, (iii) comply in all material respects with all laws, statutes, ordinances, rules and regulations of Governmental Entities applicable to the Company, (iv) maintain and keep its Properties and equipment in good repair, working order and condition, normal wear and tear excepted, and (v) perform in all material respects its obligations under all Contracts and commitments to which the Company is a party or by or to which it is bound or subject.

         (b) Except as set forth in Schedule 5.1(b), the Company will not, and each Selling Shareholder will not permit the Company to, directly or indirectly
(i) amend or modify its Articles of Incorporation, by-laws or other organizational documents, except as may be required to consummate the transactions contemplated hereby, (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, calls, commitments, subscriptions, rights to purchase or otherwise) any capital stock or any other equity interest, or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind, (iii) split, combine or reclassify any capital stock, or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, common stock or Property, any combination thereof or otherwise) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any capital stock or any of its other securities, (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization, sell, transfer, lease, assign or otherwise dispose of any asset or Properties of the Company, except in the ordinary course of business, (v) make any change in any financial reporting, tax or accounting methods or practices, (vi) make any tax election or settle or compromise any federal, state, local or foreign income Tax Liability either not in accordance with past practice, or which could have a material adverse effect on the business, operations, condition (financial or otherwise), prospects, assets or Properties of the Company, (vii) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business consistent with past practice, (viii) make any changes in the executive officers or senior management of the Company or change the compensation payable to any of such persons, (ix) engage in any business other than its present business described in Section 3.26(a) or make any changes in the product offerings currently offered by the Company without prior written consent from the Parent, (x) borrow money or otherwise become obligated in respect of (either directly or indirectly) any Liability for borrowed money, or (xi) without the prior written consent of the Parent, take any of the other actions described in Section 3.10(b) hereof or take any action, or omit to do any act, that individually or in the aggregate could, or could be reasonably likely to, result in (A) any of the representations and warranties set forth in Article III of this Agreement not being true in all material respects (or, in the case of any such representations or warranties which are qualified as to materiality, true in all respects) or (B) any of the conditions set forth in Articles VII and VIII not being satisfied or (C) any breach of any covenant or obligation hereunder or (D) a Material Adverse Effect on the business, operations, condition (financial or otherwise), prospects, assets or Properties of the Company.

         Section 5.2 Access to Information; Consultation; Confidentiality. Each Selling Shareholder will, and will cause the Company to, (i) allow the Parent and its officers, employees, counsel, accountants, consultants and other authorized representatives ("Parent Representatives") to have reasonable access to the books, records, Contracts, facilities, management and personnel of the Company, (ii) furnish promptly to the Parent and the Parent Representatives all information and documents concerning the Company as the Parent or the Parent Representatives may reasonably request, and (iii) cause the respective officers, employees and representatives of the Company and its Affiliates to cooperate in good faith with the Parent and the Parent Representatives in connection with all such access. In addition, each Selling Shareholder will, and will cause the Company to, consult with the Parent a reasonable period of time prior to entering into any transaction or arrangement or taking any action which is or may be adverse to the Company, in a manner which will allow the Parent a reasonable opportunity to evaluate and present its views to each Selling Shareholder, the Company, and such Persons regarding such transaction, arrangement or action. No investigation or review by the Parent or any of the Parent Representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of each Selling Shareholder or the Company under this Agreement or otherwise; it being understood that, notwithstanding any right of the Parent fully to investigate the affairs of the Company, the Parent and Merger Sub have the right to rely fully upon the representations, warranties, covenants and agreements of each Selling Shareholder and the Company contained in this Agreement.

         Section 5.3 Cooperation and Reasonable Best Efforts. Subject to the terms and conditions hereof, (a) each of the parties hereto shall cooperate with each other, and each Selling Shareholder will cause the Company, and its respective Affiliates to cooperate with the Parent and Merger Sub, in connection with consummating the transactions contemplated by this Agreement in a timely manner and (b) each of the parties hereto agrees to, and each Selling Shareholder will cause the Company and its Affiliates to, use their best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in a timely manner.

         Section 5.4 Consents and Approvals. As soon as practicable after the execution of this Agreement and at such time as any Consent may be required to be obtained in connection with the Merger (in sufficient enough time so as not to interfere with the Merger), each of the parties hereto shall, and each Selling Shareholder shall cause the Company and its respective Affiliates to, obtain any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons as are required to be obtained, made or given by such party to consummate the transactions contemplated by this Agreement. The parties hereto shall cooperate with one another in exchanging such information and reasonable assistance as may be required by any such Governmental Entity or as any other party may request in connection with the foregoing.

         Section 5.5 Notification of Certain Matters. Each Selling Shareholder and the Parent shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event which would be reasonably likely to cause any representation or warranty of either Selling Shareholder or the Company, on the one hand, or the Parent or Merger Sub, on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty which is qualified as to materiality, untrue or inaccurate in any respect) at or prior to the Effective Time and (b) any material failure of any of Selling Shareholder or the Company on the one hand, or the Parent or Merger Sub, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not cure such failure or limit or otherwise affect the remedies available hereunder to the parties receiving such notice. Any notice given pursuant to this Section 5.5 shall be written notice with sufficient specificity to allow for identification on the part of the Selling Shareholders or the Parent and shall be sent by facsimile or by overnight delivery. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, the Selling Shareholders and the Parent shall promptly notify the other of any action, suit, claim, proceeding or investigation of the type required to be described in Schedule 3.11 or Section 4.4, respectively, hereof that is commenced or, to its or their knowledge, threatened, and of any request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby.

         Section 5.6 No Solicitation. Each Selling Shareholder, the Company, their respective Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions, communications or negotiations, if any, with any Persons, other than the Parent and the Parent Representatives, conducted heretofore with respect to any direct or indirect acquisition of any material portion of the assets or Properties of, or any of the capital stock of or other equity interest in, the Company or any business combination with the Company (whether by merger, consolidation or otherwise) or any other transaction inconsistent with consummation of, or similar in whole or in part to, the transactions contemplated herein (any of the foregoing, an "Alternative Transaction"), and will not, directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide any information or documents to, or cooperate in any way with, any Person (other than the Parent and the Parent Representatives) concerning any Alternative Transaction or consummate any such Alternative Transaction. In the event that any Selling Shareholder or the Company receives any oral or written proposal relating to an Alternative Transaction (an "Alternative Transaction Proposal"), or any inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with any Selling Shareholder or the Company in connection with an Alternative Transaction or Alternative Transaction Proposal, such Selling Shareholder shall

                  (i) not respond or inform the Person making such Alternative Transaction Proposal that such Selling Shareholder is required by contract to refrain from discussing any Alternative Transaction,

                  (ii) not make any other statement or engage in any other discussions with such Person concerning any Alternative Transaction, and

                  (iii) promptly after requested by Parent, notify the Parent of the Alternative Transaction Proposal.

         Section 5.7 Financial Statements.

         (a) As soon as practicable after they become available (and in any event 14 days prior to the Closing), the Company shall deliver to Parent as part of Schedule 3.8(a) the Company's (i) audited balance sheets as of December 31, 1997 and 1998 and the related audited statements of income, cash flows and retained earnings as of and for the 12-month periods ended December 31, 1997 and 1998 (all such financial statements are collectively referred to herein as the "Annual Financial Statements"), (ii) audited balance sheet and related audited statements of income, cash flow and retained earnings as of and for the 9-month period ended September 30, 1999 (such financial statements are collectively referred to herein as the "Current Year Financial Statements"), and
(iii) unaudited balance sheets and related statements of income, cash flow and retained earnings as of and for the monthly periods following September 30, 1999 (such financial statements are collectively referred to herein as the "Interim Financial Statements"). The Annual Financial Statements and the Current Year Financial Statements are collectively referred to herein as the "Audited Financial Statements."

         (b) The Audited Financial Statements shall be audited by Arthur Andersen. The Financial Statements shall each be prepared in accordance with GAAP on a basis consistent with the accounting principles and practices used in the preparation of financial statements audited by Arthur Andersen for Parent and in accordance with the books and records of the Company and will present fairly the financial condition of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods then ended. The Interim Financial Statements shall be prepared in accordance with GAAP on a basis consistent with the accounting principles and practices used in the preparation of financial statements audited by Arthur Andersen for Parent and in accordance with the books and records of the Company and will present fairly the financial condition of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods then ended, except for the absence of footnotes thereto and subject to normal recurring year-end audit adjustments. The Selling Shareholders and the Company acknowledge and agree that the Audited Financial Statements are being audited and prepared by Arthur Andersen at the expense of Parent and, therefore, Parent shall retain the use of the Audited Financial Statements, and the Selling Shareholders and the Company shall not use or disclose the Audited Financial Statements without the written approval of Parent.

         (c) The Selling Shareholders and the Company acknowledge and agree that they will use their respective best efforts to cooperate with and assist Arthur Andersen in the timely preparation of the Audited Financial Statements, including, without limitation, (i) providing Arthur Andersen with timely access to all books and records of the Company which Arthur Andersen deems necessary to complete the audit, and (ii) executing any management representation or other similar letters or certificates requested by Arthur Andersen in connection with the audit.

         Section 5.8 Insurance Coverage. Each Selling Shareholder will, and will cause the Company and its Affiliates to, cooperate with the Parent, upon request, in obtaining, at the expense of Parent, continued or replacement insurance coverage, effective as of the Closing Date, providing coverage to the Company comparable to that provided by the policies listed on Schedule 3.23 hereto. Without limiting the generality of the foregoing, each Selling Shareholder will provide such information, and cause the Company to complete and execute such applications, as may be reasonably necessary to arrange for such continuation or replacement insurance coverage.

         Section 5.9 Inter-Affiliate Accounts; Affiliate Agreements. Each Selling Shareholder shall, and shall cause the Company to, cause all accounts receivable or payable (whether or not currently due or payable) between (i) the Company, on the one hand, and (ii) each Selling Shareholder, or any of the directors, officers, employees or relatives or Affiliates of any of the same, on the other hand, to be settled in full (without any premium or penalty, and at values mutually agreed upon by the parties hereto) at or prior to the Closing.

         Section 5.10 Corporate Records. At or prior to the Closing, the Selling Shareholders shall deliver to the Parent (or its designee) all minute books, ledgers, books, cancelled or unused stock certificates, seals, records, files and Properties of the Company that are in the possession or control of the Selling Shareholders or any of their respective Affiliates, provided, however, the Selling Shareholders shall have access to the Company records reasonably necessary for tax, litigation and other personal matters.

         Section 5.11 Employment Agreements. On or prior to the Closing Date, Michael Gorun and the Company shall enter into the Employment Agreement in the form attached as Exhibit B.

         Section 5.12 Noncompetition; Confidential Information.

         (a) To protect the trade secrets, confidential information and good will of the Company, and as a specific material inducement to Parent to enter into this Agreement and purchase the Shares contemplated hereby (which such Selling Shareholder acknowledges is conditioned on the noncompete contained herein), at all times during the period from the date hereof until three (3) years after the Closing (the "Restricted Period") and within each county in the State of California and each other state in which the Company is then doing business on the date such Selling Shareholder's employment with the Company terminates, the Principal Shareholders shall not:

                  (i) directly or indirectly, in any capacity, solicit for employment or identify to third parties any persons receiving wage compensation of any type (whether as an employee, consultant, or independent contractor), whether currently or at any time within the past twelve months from the date of the relevant action, from the Company, the Parent or any of their Affiliates;

                  (ii) directly or indirectly, in any capacity, accept for employment or contract for the services of, any persons receiving compensation of any type (whether as an employee, consultant, or independent contractor), whether currently or at any time within the past twelve months from the date of the relevant action, from the Company, the Parent or any of their Affiliates, unless such Principal Shareholder delivers to the Parent the reasonable placement fee of $50,000 for each such person retained;

                  (iii) directly or indirectly, in any capacity assist, whether for pay or otherwise, any company, corporation, organization, entity, person, partnership or individual to do that which such Person could not do directly under Subparagraphs (i) and/or (ii) above;

                  (iv) directly or indirectly, in any capacity engage, whether for pay or otherwise, in the same business, or any business similar to, or competitive with, the business currently conducted by the Company; provided, however, this Subparagraph (iv) shall solely apply to Michael Gorun; or

                  (v) directly or indirectly, in any capacity assist, whether for pay or otherwise, other than the Parent, or any of their Affiliates, any company, corporation, organization, entity, person, partnership or individual to engage in the same business, or any business similar to or competitive with, the business conducted by the Company, provided, however, this Subparagraph (v) shall solely apply to Michael Gorun.

         (b) At all times during the Restricted Period, no Selling Shareholder shall:

                  (i) disclose or reveal to any Person (other than directors, officers and authorized employees and Representatives of the Parent and its subsidiaries) any Intellectual Property, including without limitation, computer software, technology, data, customer lists, trade secrets, documents or other information relating to the business, operations or activities of the Parent or any of its Affiliates, including the Company (except and only to the extent that such Intellectual Property (A) is readily ascertainable from public or published information or trade sources; (B) known to such individual prior to his initial employment with the Company; or (C) upon advice of counsel, are required to be disclosed in order to comply with applicable law or regulatory authority, and such employee notifies the Parent prior to making such disclosure); or

                  (ii) use any such customer lists, trade secrets, documents or information other than to the extent necessary or appropriate in the performance of duties under the related Employment Agreement (except and only to the extent that such customer lists, trade secrets or other information (A) are readily ascertainable from public or published information or trade sources; (B) known to such individual prior to his initial employment with the Company, or (C) upon advice of counsel, are required to be disclosed in order to comply with applicable law or regulatory authority, and such employee notifies the Parent prior to making such disclosure).

         Section 5.13 Further Assurances. Each Selling Shareholder, for himself and his successors and assigns, hereby covenants and agrees that, at the Parent's sole expense and without the assumption of any additional Liability therefor, upon the reasonable written request of the Parent, such Selling Shareholder will execute and deliver to the Parent and its successors and assigns such further instruments of sale, conveyance, assignment and transfer, and take such other action in order more effectively to sell, convey, grant, assign, transfer and deliver the Shares to the Parent, and to assure and confirm to any other person the ownership of the Company Common Stock by the Parent, and to permit the Parent to exercise any of the rights or privileges intended to be conveyed, assigned, transferred and delivered by such Selling Shareholder to the Parent pursuant to this Agreement.

         Section 5.14 Payment of Professional Fees.

         (a) At the Effective Time, Parent will pay on behalf of Company (i) up to $1,000,000 of any investment banking fee incurred by the Company due to the Merger, and (ii) up to the first $75,000 (the "Initial Fee Threshold") and half of the next $25,000 of any legal fees (the "Fee Sharing Cap") incurred by the Company in connection with or for the Merger. At the Effective Time, the Selling Shareholders shall pay any investment banking fee in excess of $1,000,000 incurred by the Company due to the Merger and shall also pay half of the first $25,000 of legal fees incurred in excess of the Initial Fee Threshold and shall pay all legal fees in excess of the Fee Sharing Cap and all other professional fees incurred by the Company in connection with or related to the Merger.

         (b) If this Agreement is terminated pursuant to Section 10.4(a)(iii) or
(v), the Parent shall pay up to $75,000 of the reasonable legal fees and expenses incurred by the Company in connection with the Merger.

         Section 5.15 Fairness Hearing and Permit. All parties hereto acknowledge that Parent intends to issue Parent Common Stock to the Shareholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 3(a)(10) of the Act, and that in order to qualify for such exemption Parent must apply to the California Commissioner of Corporations for a permit (the "Permit"), which may only be issued after a public hearing on the fairness of the terms and conditions of the Merger (the "Fairness Hearing"). Within fifteen (15) days from the date of this Agreement, Parent at its sole cost and expense and with the full cooperation and assistance of the Company, shall prepare an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended, a related Notice of Hearing and a proxy statement (to the extent required) and other disclosure materials (the "Disclosure Document") to be supplied to the Shareholders of the Company in connection with the transactions contemplated hereby (collectively, the "Hearing Documents"). Within said fifteen (15) day period, Parent shall cause to be filed, at its sole cost and expense and with the full cooperation of the Company, the Disclosure Document and the Hearing Documents with the California Department of Corporations and request a hearing on the fairness of the Merger pursuant to Section 25132 of such California Corporate Securities Law. Parent and the Company will thereafter endeavor in good faith to obtain a finding of fairness and the issuance of a permit to such effect by the California Department of Corporations as a result of such hearing, but they shall in no event be required to alter the terms of the Merger in order to obtain such finding and issuance.

         All parties hereto shall proceed expeditiously and cooperate fully in making available all information necessary to complete the Permit application and to participate as may be necessary or appropriate at the Fairness Hearing.

         Section 5.16 Reorganization. The parties mutually desire and intend that the Merger shall qualify as a reorganization under Section 368 of the Code. In furtherance of this intended result, Parent, Merger Sub, the Company and the Selling Shareholders each agree (a) to exercise its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code;
(b) treat the acquisition of Merger Sub's assets by the Company as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; and (c) not to take any action which is inconsistent with that treatment, unless required to do so by any court, federal or state governmental department, commission, bureau or agency or other public body or authority. Parent and Merger Sub further represent that (a) they plan and intend to continue the corporate existence of the Company and the operation of the Company's "historic" business activities in a fashion similar to and with substantially the same or increased assets as the business was conducted before the Merger; and (b) they have no plan or intention to cause or allow the transfer or disposition of any significant portion of the Company's business or to sell or otherwise dispose of the stock of the Company.

         Section 5.17 Filings Under HSR Act. As soon as practicable, each of Parent and Company shall, if necessary, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Parent and Company shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust

Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act. Any party to this Agreement required to make a premerger notification filing pursuant to the HSR Act shall be responsible for payment of the filing fees required to be paid in connection with any such filing.

         Section 5.18 Exercise of Options and Warrants. The Selling Shareholders and the Company shall cause all outstanding options, warrants and other contingent securities granted or issued by the Company to be exercised and the underlying shares of Company Common Stock to be authorized, issued and outstanding prior to the Effective Time.

                                   ARTICLE VI

                    CONDITIONS OF THE COMPANY AND THE SELLING
                              SHAREHOLDER TO CLOSE

         The obligations of the Selling Shareholders to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions at or prior to the Closing.

         Section 6.1 Representations, Warranties and Covenants. The representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct, as of the date of this Agreement and (except for any such representations and warranties which are made as of and relate solely to a particular date) as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent and Merger Sub shall have performed and complied in all material respects with all applicable covenants and agreements required to be performed or complied with by the Parent and Merger Sub hereunder on or prior to the Closing Date.

         Section 6.2 Consents. All consents, if any, required to be obtained by the Parent and Merger Sub in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

         Section 6.3 Certificates. The Parent and Merger Sub shall have delivered to the Selling Shareholders a certificate dated the date of the Closing Date, signed by officers of the Parent and of the Merger Sub, certifying as to the satisfaction of the conditions set forth in Section 6.1 relating to the respective representations, warranties, covenants and agreements of the Parent and Merger Sub.

         Section 6.4 Opinion of Counsel to the Parent and Merger Sub. The Selling Shareholders and the Company shall have received the opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, Counsel of the Parent and Merger Sub, in form and substance reasonably acceptable to counsel for the Company.

         Section 6.5 Tax Opinion. The Selling Shareholders shall have received the opinion, dated the Closing Date, of Morrison & Foerster LLP, Counsel to the Selling Shareholders, in form and substance reasonably satisfactory to the Selling Shareholders, on the basis of facts, representations and assumptions set forth in such opinion, to the effect that the merger constitutes a "reorganization" qualifying under the provisions of

Section 368(a) of the Code and that each of Parent, Merger Sub and the Company is a "party to a reorganization" within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company to the extent set forth in this Agreement.

         Section 6.6 Hart-Scott-Rodino. Any waiting period applicable to the Merger under the HSR Act shall have expired or terminated.

         Section 6.7 Employment Agreement. The Company shall have entered into the Employment Agreement.

         Section 6.8 Exemption Exchange of Shares. The Company shall have received advice from its counsel that all conditions necessary to effect a valid exchange under Section 3(a)(10) of the Securities Act shall have been satisfied.

         Section 6.9 Escrow Agreement. The Escrow Agreement substantially in the form of Exhibit C, shall have been executed and delivered by all parties thereto.

         Section 6.10 Parent Board Resolutions. The Parent shall have delivered to Michael Gorun a certified copy of the resolutions adopted by the board of directors of Parent stating that the acquisition by Michael Gorun of 1,538,600 shares of Common Stock of the Parent pursuant to this Agreement is approved for the purpose of exempting such acquisition under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

                                   ARTICLE VII

                CONDITIONS TO CLOSE OF THE PARENT AND MERGER SUB

         The obligation of the Parent to close the Merger and to pay the Cash Payment and the Stock Payment and the obligation of the Merger Sub to close the Merger shall be subject to the satisfaction or waiver of the following conditions at or prior to the Closing.

         Section 7.1 Representations, Warranties and Covenants. The representations and warranties of each Selling Shareholder and the Company contained or incorporated by reference in this Agreement shall be true and correct, as of the date of this Agreement and (except for any such representations and warranties which are made as of and relate solely to a particular date) as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each Selling Shareholder and the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such parties hereunder on or prior to the Closing Date.

         Section 7.2 Consents. All Consents required to be obtained by the Selling Shareholders and the Company in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Parent or the Company of any material condition, restriction or required undertaking.

         Section 7.3 Opinion of Counsel to the Selling Shareholders and the Company. The Parent shall have received the opinion, dated the date hereof, of Morrison

& Foerster, counsel to the Selling Shareholders and the Company, in form reasonably acceptable to counsel for the Parent. Such opinion will include an opinion to the effect that upon consummation of the Merger as contemplated hereby Parent will acquire good and valid title in and to the Shares.

         Section 7.4 Hart-Scott-Rodino. Any waiting period applicable to the Merger under the HSR Act shall have expired or terminated.

         Section 7.5 Certificates. Each of the Selling Shareholders and the Company shall have executed and delivered to the Parent (or shall have caused to be executed and delivered to the Parent by the appropriate persons) the following:

                  (a) A certified copy of the resolutions adopted by the Board of Directors authorizing and approving this Agreement and each of the transactions contemplated hereby;

                  (b) A copy of the Company's corporate charter certified as of a recent date by the appropriate Secretary of State;

                  (c) A copy of the by-laws of the Company certified, by the secretary of the Company;

                  (d) A certificate issued as of a recent date by the Secretary of State of the State of California certifying that the Company is in good standing;

                  (e) True and correct copies of all Consents and other documents specified in Schedule 3.4 attached hereto.

                  (f) A certified copy of the resolutions unanimously adopted by all of the Selling Shareholders authorizing and approving this Agreement and each of the transactions contemplated thereby.

         Section 7.6 Employment Agreements. The Employment Agreement, shall have been executed and delivered by Michael Gorun.

         Section 7.7 Financial Statements. Arthur Andersen has delivered to the Parent the Financial Statements of the Company, the results of which shall be satisfactory to the Parent in its sole discretion, including, without limitation, Parent's review of the Interim Financial Statements to be provided by Company pursuant to this Agreement.

         Section 7.8 Due Diligence.

                  (a) Within 30 days after the date of this Agreement, the Parent shall have completed its legal due diligence investigation of the Company and its due diligence investigations concerning the Year 2000 Compliance of the Intellectual Property owned, used or interfaced by the Company, the results of which shall be satisfactory to the Parent in its sole discretion. This condition to the Closing shall be deemed satisfied or waived if Parent does not notify the Company in writing of a material concern discovered from its due diligence investigation.

                  (b) The Parent shall have completed its financial due diligence investigations of the Company, the results of which shall be satisfactory to the Parent in its sole discretion.

         Section 7.9 Exemption for Exchange of Shares. The Parent shall have received advice from its counsel that all conditions necessary to effect a valid exchange under Section 3(a)(10) of the Securities Act shall have been satisfied.

         Section 7.10 Share Certificates. The Selling Shareholders shall have delivered to the Parent certificates representing the outstanding shares of the capital stock of the Company being purchased on the Closing Date duly endorsed by the Selling Shareholder transferring title to the Shares to the Parent or accompanied by appropriate stock powers duly executed in blank necessary to transfer title to the Shares to the Parent.

         Section 7.11 Dissenter's Rights. There are no dissenting shareholders and there are no outstanding options or warrants granted by the Company.

         Section 7.12 Escrow Agreement. The Escrow Agreement substantially in the form of Exhibit C, shall have been executed and delivered by all parties thereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Survival. The representations and warranties of the parties contained in this Agreement, or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto, shall survive until the third anniversary of the Closing Date hereunder; provided, however, that (a) the representations and warranties contained in Sections 3.5 and 3.6 shall survive indefinitely, (b) the representations and warranties contained in Sections 3.21 and 3.24 shall survive for the applicable statute of limitations periods subsequent to the Closing Date, (c) any representations and warranties implicated due to any claim for Losses related or connected to, or arising under, the Consumer Car Club Matter shall survive indefinitely and (d) any representations and warranties contained in Article IX shall survive as provided therein. The period of survival of the respective representations and warranties provided for in this
Section is referred to herein as the "Indemnity Period." No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the applicable Indemnity Period; provided that the written assertion of any claim by a party against another hereunder with respect to the breach or alleged breach of any representation or warranty (or a series of facts which would support such breach) shall extend the applicable Indemnity Period with respect to such claim through the date such claim is conclusively resolved. No investigation by a party shall relieve another party from any Liability for any misrepresentation or breach of warranty made by such other party in this Agreement, or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto.

         Section 8.2 Indemnification. The Selling Shareholders and, until such time as the Parent owns all of the capital stock of the Company, the Company shall unconditionally and jointly and severally indemnify, defend and hold harmless the Parent and the Merger Sub (and their directors, officers, employees, representatives, agents, Affiliates, successors and assigns) from and against any losses, Liabilities, damages, expenses, claims, fines, penalties, interest, costs of investigation, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred in connection with the investigation or defense thereof or in asserting rights hereunder (collectively, "Losses"), based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of any Selling Shareholder or the Company (without regard to any limitation or qualification as to knowledge or materiality set forth in such representation, warranty or certificate on the scope, accuracy or completeness thereof) contained in this Agreement, any Transaction Document or in any Exhibit, Schedule or certificate delivered pursuant hereto or thereto, (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of the Selling Shareholders or the Company under this Agreement or any Transaction Document (other than the Employment Agreement) which breach or nonfulfillment remains uncured for thirty
(30) days after the date of written notice of the breach or nonfulfillment,
(iii) all compensation due or payable to any officers, employees or agents of the Company arising or related to services or activities prior to the Closing,
(iv) the conduct of business on or prior to the Closing, and (v) any claim related or connected to, or arising under, the Consumer Car Club Matter.

         Notwithstanding anything herein to the contrary, in the event the Merger is consummated, the Selling Shareholders hereby irrevocably and unconditionally waive and agree never to assert or exercise any rights of contribution against the Company in respect of their indemnification obligations or any Liabilities for breach of any representation, warranty, covenant, agreement or obligation concerning pre-Closing matters hereunder.

         The Parent hereby agrees to indemnify, defend and hold harmless the Selling Shareholders and, until such time as the Parent owns all of the capital stock of the Company, the Company, (and their respective successors and assigns) from and against any Losses based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of the Parent or Merger Sub (without regard to any limitation or qualification as to knowledge or materiality set forth in such representation, warranty, or certificate on the scope, accuracy or completeness thereof) contained in this Agreement, any Transaction Document or in any Exhibit, any or in any Schedule or certificate delivered pursuant hereto or thereto, (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of the Parent or Merger Sub under this Agreement or any Transaction Documents (other than the Employment Agreement) which breach or nonfulfillment remains uncured for thirty
(30) days after the date of written notice of the breach or nonfulfillment or
(iii) the conduct of business after the Closing Date (but only to the extent that any such Loss (x) relates to a third party claim which is brought against, or involves, any of the Selling Shareholders and (y) does not relate to the conduct of the business on or prior to the Closing Date).

         Promptly after the receipt by any party hereto of notice of any third party claim or the commencement of any third party action, suit or proceeding subject to indemnification hereunder (a "Third Party Claim"), such party (the "Indemnified Party") will, if a claim in respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party reasonable written notice of such Third Party Claim; provided, however, that the failure to provide such notice will not relieve the Indemnifying Party of any of its or his obligations, or impair the right of the Indemnified Party to indemnification, pursuant to this Section 8.2 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third Party Claim. Such

Indemnifying Party shall have the right, at its or his option, to defend at its or his own expense and by its or his own counsel any Third Party Claim, provided that (i) the Indemnifying Party acknowledges in writing (at the time such Indemnifying Party elects to assume such defense) its or his obligation under this Section 8.2 to indemnify the Indemnified Party with respect to such Third Party Claim, (ii) such counsel is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept fully informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iv) such counsel proceeds with diligence and in good faith with respect thereto. If any Indemnifying Party shall undertake to defend any Third Party Claim, such Indemnifying Party shall notify the Indemnified Party of its or his intention to do so promptly (and in any event no later than twenty
(20) days) after receipt of notice of the Third Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense and investigation of any Third Party Claim with its own counsel at its or his own expense, except that the Indemnifying Party shall bear the expense of such separate counsel if (A) in the view of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within 20 days after notice of the Third Party Claim is given to the Indemnifying Party or notice that the Indemnifying Party intends to assume the defense of the Third Party Claim is given to the Indemnified Party or (D) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld; provided, however, that an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies; and, provided, further, that in no circumstances shall the Indemnifying Party consent to the entry of a judgment with respect to any Third Party Claim or enter into any settlement which does not include a provision whereby the plaintiff or claimant in such matter unconditionally releases the Indemnified Party from all Liability with respect thereto.

         Section 8.3 Tax Indemnification. Notwithstanding anything in this
Article VIII to the contrary, the rights and obligations of the parties with respect to the breach of representations, warranties, covenants, and agreements set forth in Article IX (concerning Tax Matters) and the indemnification for Taxes shall be governed by the provisions of Article IX and not by this Article VIII unless otherwise stated in a specific section of this Agreement.

         Section 8.4 Limitation on Indemnification. The right to indemnification under this Article VIII and Article IX shall be subject to the following terms:

         (a) Except with respect to any claim for Losses arising with respect to the Consumer Car Club Matter. No indemnification shall be payable pursuant to this Agreement unless and until the amount of all claims for indemnification exceeds $100,000 in the aggregate (the "Basket"), whereupon indemnification pursuant to this Agreement shall be payable for all such claims including the claims included in the Basket.

         (b) The maximum liability of Gene Feroglia and the Eggers Family Partnership for any breach of a representation, warranty or covenant of the Company or a Selling Shareholder shall be limited to those shares of Parent Common Stock in which Gene Feroglia and the Eggers Family Partnership has an interest that are held pursuant to the Escrow Agreement.

         (c) Except with respect to any claim for Losses arising with respect to the Consumer Car Club Matter, none of the Parent, the Company or the Principal Shareholders shall be liable for any amount in excess of $30 million.

         (d) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

                                   ARTICLE IX

                                   TAX MATTERS

         Section 9.1 Representations and Warranties. Except as set forth in
Schedule 9.1 hereto, the Company and each of the Selling Shareholders hereby, jointly and severally, represents and warrants to the Parent on the date of this Agreement and on the Closing Date as follows:

         (a) All Tax Returns in respect of Taxes required to be filed on or before the Closing Date have been or will be timely filed with the appropriate governmental taxing authority. All such Tax Returns (i) were or will be prepared in the manner required by applicable law, (ii) are or will be true, correct and complete in all material respects and (iii) accurately reflect or will so reflect in all material respects the Liability for applicable taxes. The Company has not requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

         (b) All Taxes of the Company due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. The Company does not have any material Liability for Taxes in excess of such amounts so paid or reserves so established.

         (c) The Company has withheld and paid over to the appropriate taxing authority or will withhold and pay over to the appropriate taxing authority from its employees, customers, and other payees all material amounts required by the tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation, and withholding on payments to non-United States persons) through the Closing Date.

         (d) No material deficiencies for Taxes have been claimed, proposed or assessed by any governmental taxing authorities against the Company for any taxable year. There are no pending or, to the Company's or the Selling Shareholders' knowledge, threatened audits, investigations or claims for or relating to any material additional Liability against the Company or the Selling Shareholders in respect of Taxes, and there are no matters under discussion with any governmental taxing authority with respect to Taxes that is likely to result in a material additional Liability for Taxes for the Company. No waivers or extensions of a statute of limitations relating to Taxes is in effect with respect to the Company. There has been no waiver granted or requested of any applicable statute of limitations or extension of the time for the assessment of any Taxes of the Company for which the Company or such Selling Shareholder could be liable under any provision of federal, state, local, or foreign law.

         (e) There are no outstanding requests for information made by a taxing authority to the Company or such Selling Shareholder in respect of Taxes of the Company; and there are no outstanding requests by the Company or such Selling Shareholder to a taxing authority for a ruling, determination, permission, consent, or similar item in respect of the Company. No closing agreement (as defined in section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company.

         (f) No power of attorney that is currently in force has been granted to any Person with respect to any matter relating to Taxes that could affect the Company.

         (g) Each such Selling Shareholder is not a foreign person within the meaning of Section 1.1445-2(b) of the Treasury Regulations.

         (h) The Company does not have any material item of income, gain, loss, or deduction reportable in a taxable period ending after the Closing Date but attributable to a transaction (e.g., an installment sale, a deferred intercompany transaction, or an adjustment pursuant to Section 481 of the Code that occurred in a taxable period ending on or before the Closing Date.

         (i) The Company has not, with regard to any property held by it, agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection
(f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

         (j) No property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; nor is the Company a party to any lease made pursuant to Section 168(f) (8) of the Internal Revenue Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982 of the Code.

         (k) The Company is not a party to any Tax allocation or sharing agreement.

         (l) The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (m) The Company is not a party to any agreement, contract or arrangement, nor maintains or sponsors any Employee Plans, that will result, separately or in the aggregate, in the payment of (A) any "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, determined without regard to Section 280G(b)(4) of the Code, and no Employee Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code or (B) amounts that will be disallowed as a deduction under Section 162(m) of the Code.

         Section 9.2 Filing of Tax Returns and Payment of the Tax.

         (a) Michael Gorun shall cause the Company to timely file or cause to be timely filed all Tax Returns that are required to be filed (with extensions) on or before the Closing Date. The Company shall timely pay or cause to be timely paid all Taxes that are due and payable on or prior to the Closing Date.

         (b) The Parent shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which may be filed after the Closing Date.

         (c) Michael Gorun shall cooperate fully with the Parent and the Company, as and to the extent reasonably requested by the Parent or the Company, in connection with the filing of Tax Returns that they are required to file pursuant to Section 9.2(b) hereof and any audit, litigation or other proceeding with respect to Taxes.

         Section 9.3 Indemnification by the Selling Shareholders. (a) Each of the Selling Shareholders hereby, jointly and severally, agrees to indemnify, defend, and hold the Parent and the Company (and their respective officers, directors, employees, affiliates, successors and assigns) harmless from and against:

                  (i) any and all Taxes incurred by the Parent or the Company in connection with or arising from any inaccuracy, breach, or nonfulfillment of any representation, warranty, covenant, or agreement of such Selling Shareholder or the Company pursuant to this Article IX and Sections 3.16 and 3.33 of this Agreement;

                  (ii) any and all Taxes imposed on the Company or the Parent, directly or indirectly, (A) for any taxable period ending prior to or on the Closing Date, or (B) any taxable period beginning before and ending after the Closing Date to the extent such Taxes are apportioned to the portion of the taxable period prior to Closing Date except with respect to either clause (A) or
(B) to the extent that such Taxes are set forth in the tax reserve on the Financial Statements or the Interim Financial Statements;

                  (iii) any cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by the Parent, the Company, or any of their successors or assigns in connection with any Tax described in this Section 9.3.

              For purposes of Section 9.3(a)(ii), Taxes based on income or gross receipts shall be apportioned to the portion of the taxable period prior to the Closing Date on a closing the books method, and Taxes not based on income or gross receipts shall be apportioned to the portion of the taxable period prior to the Closing Date by multiplying the total amount of such Taxes by a fraction, the numerator of which is the number of days in the portion of the taxable period ending prior to the Closing Date and the denominator of which is the total number of days in the taxable period.

         Section 9.4 Access to Information. From the date hereof, Michael Gorun shall cause the Company to make available to the Parent and Parent's Representatives, and the Parent shall cause to be made available to the Selling Shareholders and their representatives: (a) all Tax Returns and all documents and records in connection with the preparation thereof for any taxable period or portion thereof ending on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by the Company for such taxable periods; and (b) any Tax sharing or allocation agreement or arrangement involving the Company at any time during the three-year period ending on the Closing Date and a true and complete description of any such unwritten or informal agreement or arrangement.

         Section 9.5 Books and Records. The Parent shall retain or cause the Company to retain all books and records pertinent to the Company for each taxable Period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by or cause compliance with all record retention agreements entered into by or on behalf of the Company with any taxing authority.

         Section 9.6 Notice of Audit.

         (a) If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any Tax for which any other party hereto may be obligated to indemnify under this Agreement, such party shall give prompt written notice thereof to the other that describes such proposed adjustment in reasonable detail ("Notice of Audit"), and shall indicate the amount (estimated, if necessary) of the Tax and other items that may be suffered by the Parent, the Company, or the Selling Shareholders, as the case may be. The failure to give a Notice of Audit pursuant to this Section 9.6, however, shall not reduce the obligations of a party hereunder unless, and only to the extent that, such failure prejudices the rights of the other party to contest such tax.

         (b) Parent and Company shall, as to any Taxes in respect of which the Selling Shareholders are obligated to indemnify Parent or the Company, permit the Selling Shareholders, at the Selling Shareholders' expense, to participate in any audit or proceeding with respect to such Taxes. Neither Parent nor the Company shall consent to the settlement or final determination of any such Taxes without the prior written consent of the Selling Shareholders (which consent shall not be unreasonably withheld). The failure of Parent and Company to comply with the provisions of this Section 9.6(b) shall constitute a waiver by Parent and Company of the right to indemnification for any Taxes arising out of such audit or examination only if, and only to the extent that, such failure prejudices the rights of the Selling Shareholders.

         Section 9.7 Miscellaneous. All representations and warranties contained in this Article IX with respect to any tax shall survive until the expiration of the applicable statute of limitations.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 Costs, Expenses and Taxes. Except as provided in Section 5.14, all other costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement, including, without limitation, the reasonable fees and expenses of counsel to each such party and other reasonable costs and expenses incurred in connection with the transfer and delivery of the Common Stock shall be paid by the party incurring such costs and expenses except that Parent shall be responsible for and shall pay the expenses associated with Arthur Andersen's work to prepare the Financial Statements.

         Section 10.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

         If to the Company or Selling Shareholders:

                               A.I.N. Corporation
                                        3170 Crow Canyon Place, Suite 120
                                        San Ramon, CA 94583
                                        Tel: (800) 733-2461 x201
                                        Fax: (925) 277-0260
                                        Attention:  Mike Gorun

                               With copies to:

                                        Morrison & Foerster LLP
                                        755 Page Mill Road
                                        Palo Alto, CA 94304-1018
                                        Tel:  (650) 813-5615
                                        Fax:  (650) 494-0792
                                        Attention:  Paul "Chip" Lion III, Esq.

         If to the Parent:

                                        autobytel.com inc.
                                        18872 MacArthur Boulevard, Suite 200
                                        Irvine, CA 92612-1400
                                        Tel:  (949) 225-4500
                                        Fax:  (949) 862-1323
                                        Attention:  General Counsel
                                        Attention:  Chief Operating Officer


                               With copies to:

                                        Paul, Hastings, Janofsky & Walker LLP
                                        345 California Street, 29th Floor
                                        San Francisco, CA 94104-2635
                                        Tel:  (415) 835-1600
                                        Fax:  (415) 217-5333
                                        Attention:  Thomas R. Pollock, Esq.

         Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         Section 10.3 Press Releases. No party hereto shall issue any press releases or make any public announcements of any of the transactions contemplated by this

Agreement except as may be mutually agreed to in writing by the Company, the Selling Shareholders and the Parent, except that each party will in any event have the right to issue any such release or statement upon advice of its counsel that such issuance is required in order to comply with applicable law or stock exchange rules so long as such party determines in good faith that it is necessary to do so and uses its reasonable best efforts to agree upon the content of the proposed disclosure in advance.

         Section 10.4 Termination.

         (a) This Agreement may be terminated and the transactions contemplated hereby abandoned (i) by the written consent of the Parent and the Company; (ii) by the Parent if there has been a material misrepresentation or material breach on the part of Selling Shareholder or the Company in the representations, warranties or covenants of any Selling Shareholder or the Company set forth herein, or if there has been any material failure on the part of a Selling Shareholder or the Company to comply with his or its obligations hereunder;
(iii) by the Company if there has been a material misrepresentation or material breach on the part of the Parent in the representations, warranties or covenants of the Parent set forth herein, or if there has been any material failure on the part of the Parent to comply with its obligations hereunder; (iv) by the Parent or the Company if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (v) by the Parent or the Company if the Closing has not occurred by December 31, 1999 and the party attempting to terminate this Agreement has used its or their best efforts to cause the Closing conditions applicable to it to have been satisfied as promptly as possible.

         (b) If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned pursuant to Section 10.4(a)(i) or (a)(iv) other than Parent's obligations under Section 5.14(b), this Agreement shall become void and of no further force and effect and no party hereto shall have any Liability or obligation to any other party hereto hereunder, except the obligations of the parties pursuant to Sections 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.20.

         Section 10.5 Protection of Confidential Information. Each of the Selling Shareholders, the Company and the Parent shall keep confidential and shall not divulge to any party, without the prior written consent of the other parties hereto, any of the terms of this Agreement, unless any such information or documents (a) is or becomes generally available to the public (other than as a result of a disclosure by such party or any of its or his representatives),
(b) was already known by or available on a non-confidential basis to such party prior to being furnished hereunder, (c) is or becomes available to such party from a third party not bound by any contractual obligation to keep such information confidential or (d) upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority (provided that the disclosing party shall use reasonable good faith efforts to notify the party who furnished such information and documents, and attempt to obtain the reasonable approval of the latter party, prior to such disclosure).

         In the event of the termination of this Agreement in accordance with its terms, the Parent will, upon request of a Selling Shareholder, promptly deliver to the Company all written information and documents provided under this
Section 10.5 in the
possession of the Parent, including all copies, reproductions, summaries, analyses and extracts thereof or based thereon.

         Section 10.6 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement of the parties with respect to the subject matters hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof, including the letter agreements, dated June 9, 1998, June 23, 1998 and the term sheet dated September 14, 1999 between the Selling Shareholders and the Parent.

         Section 10.7 Severability Clause. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any Person of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

         Section 10.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 10.9 Governing Law; Consent to Forum; Waiver of Trial by Jury.

         (a) This Agreement has been executed and delivered at and shall be deemed to have been made in California. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the California State Court located in the County of Orange or, at any party's option, the United States District Court for the Central District of California, shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Nothing in this Agreement shall be deemed or operate to affect the right of any party to serve legal process in any other manner permitted by law, or to preclude the enforcement by any party of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

         (b) Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         Section 10.11 Further Agreements. The Parent, the Company and each of the Selling Shareholders agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 10.12 Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by each of the Selling Shareholders, the Company and the Parent and the respective successors and assigns of the Selling Shareholders, the Company and the Parent. This Agreement shall not be assigned, pledged or hypothecated by any of the Selling Shareholders or the Company to a third party without the prior written consent of the Parent. This Agreement shall not be assigned, pledged or hypothecated by the Parent to a third party without the prior written consent of the Selling Shareholders; provided, however, that the Parent shall be entitled to assign, pledge or hypothecate this Agreement without the consent of the Selling Shareholders to any Affiliate of the Parent for tax, accounting or administrative purposes so long as such transfer would not change the nature of the arrangements contemplated hereby.

         Section 10.13 Amendment; Waivers. This Agreement may be amended from time to time only by written agreement of Michael Gorun, on behalf of the Selling Shareholders, the Company, the Merger Sub and the Parent. No term or provisions of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No failure on the part of the Parent to exercise and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 10.14 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the headings in this Agreement are for convenience only and are not intended to influence its interpretation.

         (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (c) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (d) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;


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

         (e) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (f) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (g) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 10.15 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 10.16 Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that affects such party's rights. Each party represents to the other parties that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

         Section 10.17 No Agency; No Joint Venture. Neither the Parent nor the Selling Shareholders is the agent or representative of the other, and nothing in this Agreement shall be construed to make any of the Parent nor the Selling Shareholders liable to any third party for services performed by such third party or for debts or claims accruing to such third party against any of the Parent or the Selling Shareholders. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency or joint venture between (i) the Parent and (ii) the Selling Shareholders.

         Section 10.18 Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all the parties hereto have participated in the preparation of this Agreement.

         Section 10.19 Good Faith. The parties hereto shall implement the terms and provisions of this Agreement in good faith in accordance with applicable law.

         Section 10.20 Limited Liability. No recourse under this Agreement shall be had against, and no personal Liability shall attach to, any officer, employee, director, Affiliate or shareholder of the Parent, as such, by the enforcement of any assessment by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of this

Agreement, it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Parent, and that any and all personal Liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, Affiliate or shareholder for breaches by the Parent of any obligations under this Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the Company, the Selling Shareholders, the Merger Sub and the Parent have caused their names to be signed hereto as of the day and year first above written.


                                THE COMPANY:

                                A.I.N. CORPORATION,
                                a California corporation

                                By: /s/ Michael Gorun
                                    --------------------------------------------
                                    Name: Michael Gorun
                                    Title: President

                                By: /s/ Michael Gorun
                                    --------------------------------------------
                                    Name:
                                    Title: Secretary

                                THE SELLING SHAREHOLDERS:

                                /s/ Michael Gorun
                                ------------------------------------------------
                                MICHAEL GORUN

                                /s/ Dan Heenan
                                ------------------------------------------------
                                DAN HEENAN

                                /s/ Michael Eggers
                                ------------------------------------------------
                                MICHAEL EGGERS

                                /s/ James F. Dittemore III
                                ------------------------------------------------
                                JAMES F. DITTEMORE III

                                /s/ Gene Feroglia
                                ------------------------------------------------
                                GENE FEROGLIA

                                EGGERS FAMILY PARTNERSHIP

                                /s/ Michael Eggers
                                ------------------------------------------------

                       [Signatures Continued on Next Page]


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

                                 MERGER SUB:

                                 AUTOBYTEL ACQUISITION II CORP.
                                 a California  corporation

                                 By:  /s/  Hoshi Printer
                                      ------------------------------------------
                                      Name: Hoshi Printer
                                      Title: Vice-President

                                 By:  /s/ Ariel Amir
                                      ------------------------------------------
                                      Name: Ariel Amir
                                      Title: Vice-President and Secretary


                                 THE PARENT:

                                 AUTOBYTEL.COM INC.
                                 a Delaware corporation

                                 By:  /s/ Hoshi Printer
                                      ------------------------------------------
                                      Name: Hoshi Printer
                                      Title: Senior Vice President and CFO

                                 By: /s/ Ann Delligatta
                                     -------------------------------------------
                                     Name: Ana Delligatta
                                     Title: Executive Vice-President and COO


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